Exhibit 10.2

Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of June 22, 2026 (this “Amendment”), is entered into by and among PG&E Corporation, a California corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”) as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 1, 2020, among the Borrower, the lenders party thereto from time to time, the Administrative Agent, the Collateral Agent and the other parties thereto (as amended by Amendment No. 1 to Credit Agreement dated as of June 22, 2021, Amendment No. 2 to Credit Agreement dated as of October 4, 2022, Amendment No. 3 to Credit Agreement dated as of June 22, 2023, Amendment No. 4 to Credit Agreement dated as of July 25, 2024 and Amendment No. 5 to Credit Agreement dated as of June 23, 2025, the “Credit Agreement”, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby));

WHEREAS, each Lender holding Commitments immediately prior to the Amendment No. 6 Effective Date that executes and delivers an executed counterpart to this Amendment agrees to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment No. 6 Effective Date (such lenders, the “Consenting Lenders”, which shall constitute all Lenders as of the date hereof immediately prior to and after giving effect to the Amendment No. 6 Effective Date), whereby the Borrower shall have exercised one of its extension options under the Credit Agreement (as in effect prior to the Amendment No. 6 Effective Date) to extend the maturity date of the Loans held by such Consenting Lenders from June 22, 2028 to June 22, 2029;

WHEREAS, JPMCB (or an Affiliate thereof) is acting as a joint lead arranger and bookrunner (in such capacity, the “Left Lead Arranger”) in respect of this Amendment and Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC are acting as joint lead arrangers and bookrunners (in such capacities, together with the Left Lead Arranger, the “Lead Arrangers”) in respect of this Amendment; and

WHEREAS, this Amendment is an amendment made with the consent of the Consenting Lenders, the Borrower and the Administrative Agent pursuant to Section 10.1 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

A. Amendments to Credit Agreement.

(i) On the Amendment No. 6 Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(ii) On the Amendment No. 6 Effective Date, Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and Schedule I to this Amendment is hereby substituted in place thereof. On the Amendment No. 6 Effective Date, the outstanding Loans shall be allocated in accordance with the Commitments set forth in such Schedule I attached to this Amendment.

(iii) On the Amendment No. 6 Effective Date, Exhibit E to the Credit Agreement is hereby deleted in its entirety and Annex A to this Amendment is hereby substituted in place thereof.

B. Conditions Precedent. This Amendment shall become effective as of the date first above written when, and only when, each of the following conditions precedent shall have been satisfied or, to the extent permitted under the Credit Agreement, waived (the “Amendment No. 6 Effective Date”):

1. Executed Counterparts. The Administrative Agent shall have received a counterpart to this Amendment duly executed by the Borrower, the Consenting Lenders (which shall constitute all Lenders as of the date hereof immediately prior to and after giving effect to the Amendment No. 6 Effective Date) and the Administrative Agent;

2. Organizational Documents; Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Amendment No. 6 Effective Date (with a recent short-form good standing certificate of the Borrower), similar to the one delivered pursuant to Section 5.1(f) of the Credit Agreement, with appropriate insertions and attachments and (ii) a certificate of a Responsible Officer, dated the Amendment No. 6 Effective Date, confirming the satisfaction of the conditions precedent set forth in clauses (3), (4) and (8) below;

3. Representations and Warranties. The representations and warranties of the Borrower contained in Section 4 of the Credit Agreement (other than Section 4.2, 4.6(b) and 4.13) shall be true and correct in all material respects immediately prior to and immediately after giving effect to this Amendment; provided that each of such representations and warranties that contains a materiality qualification shall be true and correct on and as of the Amendment No. 6 Effective Date (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date);

4. No Default. No Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after giving effect to, the Amendment No. 6 Effective Date;

5. Fees and Expenses. On or prior to the Amendment No. 6 Effective Date, the Borrower shall have paid (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arrangers required to be paid or reimbursed by the Borrower in connection with the preparation, negotiation, execution and delivery of this Amendment and related documentation (including, in each case, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lead Arrangers with respect thereto) and (ii) all other fees then due and payable to the Administrative Agent or Lead Arrangers in connection with this Amendment, in each case, for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the date that is two (2) Business Days prior to the Amendment No. 6 Effective Date;

6. KYC Information. At least three (3) Business Days prior to the Amendment No. 6 Effective Date, the Administrative Agent and each Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Administrative Agent and/or any such Lender at least ten (10) Business Days prior to the Amendment No. 6 Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Lender so request at least five (5) Business Days prior to the Amendment No. 6 Effective Date, then at least three (3) Business Days prior to the Amendment No. 6 Effective Date, the Borrower shall have delivered to the Administrative Agent and/or any such Lender a Beneficial Ownership Certification in relation to the Borrower; and

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7. Material Adverse Effect. Since December 31, 2025, no Material Adverse Effect has occurred.

C. Other Terms.

1. Reference to the Effect on the Loan Documents.

(i) As of the Amendment No. 6 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(ii) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not constitute a novation of the Credit Agreement.

(iii) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, the Lead Arrangers or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(iv) This Amendment is a Loan Document.

2. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of (x) this Amendment and/or (y) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each, an “Electronic Signature”) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

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3. Ratification. This Amendment shall be effective pursuant to Section 10.1 of the Credit Agreement (and approved and ratified by the Consenting Lenders and the Administrative Agent for all purposes under the Loan Documents) to the extent this Amendment is signed by each of the Consenting Lenders and the Administrative Agent.

4. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5. Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

6. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

7. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

8. Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9. Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Section 10.12 and Section 10.15, respectively, of the Credit Agreement are incorporated herein by reference mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

PG&E CORPORATION, as the Borrower

By:	/s/ Monica Klemann
Name:	Monica Klemann
Title:	Senior Director, Assistant Treasurer

Signature Page to Amendment No. 6

PG&E Corporation

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Consenting Lender

By:	/s/ Santiago Gascon
Name:	Santiago Gascon
Title:	Vice President

Signature Page to Amendment No. 6

PG&E Corporation

CITIBANK, N.A., as a Consenting Lender

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

Signature Page to Amendment No. 6

PG&E Corporation

BANK OF AMERICA, N.A., as a Consenting Lender

By:	/s/ Jacqueline G. Margetis
Name:	Jacqueline G. Margetis
Title:	Director

Signature Page to Amendment No. 6

PG&E Corporation

BARCLAYS BANK PLC, as a Consenting Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Amendment No. 6

PG&E Corporation

CITICORP NORTH AMERICA, INC., as a Consenting Lender

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Authorized Signatory

Signature Page to Amendment No. 6

PG&E Corporation

BNP PARIBAS, as a Consenting Lender

By:	/s/ Miko McGuire
Name:	Miko McGuire
Title:	Director

By:	/s/ Gabrielle Jacquier
Name:	Gabrielle Jacquier
Title:	Vice President

Signature Page to Amendment No. 6

PG&E Corporation

MIZUHO BANK, LTD., as a Consenting Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

Signature Page to Amendment No. 6

PG&E Corporation

MUFG BANK, LTD., as a Consenting Lender

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Managing Director

Signature Page to Amendment No. 6

PG&E Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Consenting Lender

By:	/s/ Whitney Shellenberg
Name:	Whitney Shellenberg
Title:	Executive Director

Signature Page to Amendment No. 6

PG&E Corporation

BANK OF MONTREAL, as a Consenting Lender

By:	/s/ Michael Cummings
Name:	Michael Cummings
Title:	Managing Director

Signature Page to Amendment No. 6

PG&E Corporation

SUMITOMO MITSUI BANKING CORPORATION, as a Consenting Lender

By:	/s/ Irlen Mak
Name:	Irlen Mak
Title:	Executive Director

Signature Page to Amendment No. 6

PG&E Corporation

THE BANK OF NEW YORK MELLON, as a Consenting Lender

By:	/s/ Molly H. Ross
Name:	Molly H. Ross
Title:	Director

Signature Page to Amendment No. 6

PG&E Corporation

BANK OF CHINA, LOS ANGELES BRANCH, as a Consenting Lender

By:	/s/ Peng Li
Name:	Peng Li
Title:	SVP & Branch Manager

Signature Page to Amendment No. 6

PG&E Corporation

ROYAL BANK OF CANADA, as a Consenting Lender

By:	/s/ Meg Donnelly
Name:	Meg Donnelly
Title:	Authorized Signatory

Signature Page to Amendment No. 6

PG&E Corporation

TRUIST BANK, as a Consenting Lender

By:	/s/ Catherine Strickland
Name:	Catherine Strickland
Title:	Vice President

Signature Page to Amendment No. 6

PG&E Corporation

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Consenting Lender

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Managing Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

Signature Page to Amendment No. 6

PG&E Corporation

SCHEDULE I

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$55,000,000
Citibank, N.A.	$52,242,732
Bank of America, N.A.	$55,000,000
Barclays Bank PLC	$55,000,000
Mizuho Bank, Ltd.	$55,000,000
Wells Fargo Bank, National Association	$55,000,000
Bank of Montreal	$41,000,000
BNP Paribas	$41,000,000
Credit Agricole Corporate and Investment Bank	$41,000,000
MUFG Bank, Ltd.	$41,000,000
Sumitomo Mitsui Banking Corporation	$41,000,000
Royal Bank of Canada	$41,000,000
Truist Bank	$41,000,000
Bank of China, Los Angeles Branch	$16,500,000
The Bank of New York Mellon	$16,500,000
Citicorp North America, Inc.	$2,757,268

Total	$650,000,000.00

EXHIBIT A

Attached.

Execution Version

$650,000,000

CREDIT AGREEMENT

among

PG&E CORPORATION,

as Borrower,

the Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent,

BANK OF AMERICA, N.A.

BARCLAYS BANK PLC,

CITIBANK, N.A.,

MIZUHO BANK, LTD.~~,~~ and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

BANK OF MONTREAL

BNP PARIBAS,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

MUFG BANK, LTD.,

ROYAL BANK OF CANADA,

SUMITOMO MITSUI BANKING CORPORATION and

TRUIST BANK

as Co-Documentation Agents

Dated as of July 1, 2020,

as amended by Amendment No. 1 to Credit Agreement, dated as of June 22, 2021,

as amended by Amendment No. 2 to Credit Agreement, dated as of October 4, 2022,

as amended by Amendment No. 3 to Credit Agreement, dated as of June 22, 2023,

as amended by Amendment No. 4 to Credit Agreement, dated as of July 25, 2024, ~~and~~

as amended by Amendment No. 5 to Credit Agreement, dated as of June 23, 2025 and as amended by Amendment No. 6 to Credit Agreement, dated as of June 22, 2026

JPMORGAN CHASE BANK, N.A.,

CITIBANK, N.A.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

~~CITIBANK, N.A.~~

MIZUHO BANK, LTD. and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and

Joint Bookrunners

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TABLE OF CONTENTS

Page

SECTION 1~~.~~	DEFINITIONS	2

1.1	Defined Terms	2
1.2	Other Definitional Provisions and Interpretative Provisions	~~31~~33
1.3	Divisions	~~32~~34
1.4	Interest Rates; Benchmark Notification	~~32~~34

SECTION 2~~.~~	AMOUNT AND TERMS OF COMMITMENTS	35

2.1	Commitments	~~33~~35
2.2	Procedure for Revolving Loan Borrowing	~~33~~35
2.3	Commitment Increases	~~33~~35
2.4	[Reserved]	~~35~~37
2.5	[Reserved]	~~35~~37
2.6	Commitment Fees, Etc.	~~35~~37
2.7	Termination or Reduction of Commitments; Extension of Termination Date	~~35~~37
2.8	Optional Prepayments	~~37~~39
2.9	Conversion and Continuation Options	~~38~~40
2.10	Limitations on Term Benchmark Tranches	~~38~~40
2.11	Interest Rates and Payment Dates	~~38~~41
2.12	Computation of Interest and Fees	~~39~~41
2.13	Inability to Determine Interest Rate	~~39~~42
2.14	Pro Rata Treatment and Payments; Notes	~~42~~44
2.15	Change of Law	~~43~~45
2.16	Taxes	~~44~~47
2.17	Indemnity	~~48~~51
2.18	Change of Lending Office	~~48~~51
2.19	Replacement of Lenders	~~49~~51
2.20	Defaulting Lenders	~~49~~52
2.21	Illegality	~~50~~53

SECTION 3~~.~~	[RESERVED]	~~51~~53

SECTION 4~~.~~	REPRESENTATIONS AND WARRANTIES	~~51~~54

4.1	Financial Condition	~~51~~54
4.2	No Change	~~51~~54
4.3	Existence; Compliance with Law	~~51~~54
4.4	Power; Authorization; Enforceable Obligations	~~52~~54
4.5	No Legal Bar	~~52~~55
4.6	Litigation	~~52~~55
4.7	No Default	~~53~~55
4.8	Taxes	~~53~~55
4.9	Federal Regulations	~~53~~55

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4.10	ERISA	~~53~~56
4.11	Investment Company Act; Other Regulations	~~54~~56
4.12	Use of Proceeds	~~54~~56
4.13	Environmental Matters	~~54~~57
4.14	Regulatory Matters	~~54~~57
4.15	Sanctions; Anti-Corruption	~~54~~57
4.16	Affected Financial Institutions	~~55~~57
4.17	Solvency	~~55~~57
4.18	Disclosure	~~55~~58
4.19	Validity of Security Interests	~~55~~58
4.20	Ownership of Property	~~56~~58
4.21	Covered Entity	~~56~~58
4.22	Outbound Investment Rules	~~56~~58

SECTION 5~~.~~	CONDITIONS PRECEDENT	~~56~~59

5.1	Conditions to the Effective Date	~~56~~59
5.2	Conditions to Each Credit Event	~~58~~61

SECTION 6~~.~~	AFFIRMATIVE COVENANTS	~~58~~61

6.1	Financial Statements	~~59~~61
6.2	Certificates; Other Information	~~59~~62
6.3	Payment of Taxes	~~60~~63
6.4	Maintenance of Existence; Compliance	~~60~~63
6.5	Maintenance of Property; Insurance	~~60~~63
6.6	Inspection of Property; Books and Records; Discussions	~~60~~63
6.7	Notices	~~61~~64
6.8	Maintenance of Licenses, etc.	~~61~~64
6.9	Further Assurances	~~61~~64

SECTION 7~~.~~	NEGATIVE COVENANTS	~~62~~65

7.1	Indebtedness	~~62~~65
7.2	Financial Covenant	~~64~~67
7.3	Liens	~~64~~67
7.4	Sale and Lease Back Transactions	~~66~~69
7.5	Investments	~~67~~70
7.6	Fundamental Changes	~~68~~71
7.7	Dispositions	~~68~~71
7.8	Change in Nature of Business	~~69~~72
7.9	Transactions with Affiliates	~~69~~73
7.10	Burdensome Agreements	~~70~~73
7.11	Use of Proceeds	~~70~~73
7.12	Restricted Payments	~~70~~73
7.13	Swap Agreements	~~71~~74
7.14	Ownership of PG&E Utility Common Stock	~~71~~74
7.15	Outbound Investment Rules	~~71~~74

SECTION 8~~.~~	EVENTS OF DEFAULT	~~71~~75

SECTION 9~~.~~	THE AGENTS	~~74~~77

9.1	Appointment and Authority	~~74~~77
9.2	Delegation of Duties	~~75~~78
9.3	Exculpatory Provisions	~~75~~78
9.4	Reliance by Agents	~~76~~79
9.5	Notice of Default	~~76~~79
9.6	Non-Reliance on Agents and Other Lenders	~~76~~80
9.7	Indemnification	~~77~~81
9.8	Agent in Its Individual Capacity	~~78~~81
9.9	Successor Agents	~~78~~81
9.10	Documentation Agents and Syndication Agents	~~79~~83
9.11	Administrative Agent May File Proofs of Claim	~~79~~83
9.12	Collateral Matters	~~80~~83
9.13	Credit Bidding	~~80~~84
9.14	Intercreditor Agreement; Pledge Agreement	~~81~~84
9.15	Certain ERISA Matters	~~81~~85
9.16	Erroneous Payment	~~82~~86
9.17	Borrower Communications	87

SECTION 10~~.~~	MISCELLANEOUS	~~84~~88

10.1	Amendments and Waivers	~~84~~88
10.2	Notices	~~86~~90
10.3	No Waiver; Cumulative Remedies	~~88~~92
10.4	Survival of Representations and Warranties	~~88~~93
10.5	Payment of Expenses and Taxes	~~88~~93
10.6	Successors and Assigns; Participations and Assignments	~~89~~94
10.7	Adjustments; Set off	~~93~~98
10.8	Counterparts; Electronic Execution; Binding Effect	~~94~~99
10.9	Severability	~~95~~100
10.10	Integration	~~95~~100
10.11	GOVERNING LAW	~~95~~100
10.12	Submission To Jurisdiction; Waivers	~~95~~100
10.13	Acknowledgments	~~96~~101
10.14	Confidentiality	~~96~~101
10.15	WAIVERS OF JURY TRIAL	~~97~~102
10.16	USA Patriot Act; Beneficial Ownership Regulation	~~97~~102
10.17	Judicial Reference	~~97~~102
10.18	No Advisory or Fiduciary Responsibility	~~97~~102
10.19	Acknowledgement Regarding Any Supported QFCs	~~98~~103
10.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~98~~104
10.21	Release of Liens	~~99~~104

SCHEDULES:

1.1	Commitments
7.4	Sale and Lease Back Transactions
7.9	Transactions with Affiliates
7.12	Restricted Payments

EXHIBITS:

A	Form of New Lender Supplement
B	Form of Commitment Increase Supplement
C	Form of Compliance Certificate
D	Form of Closing Certificate
E	Form of Assignment and Assumption
F	[Reserved]
G	Forms of U.S. Tax Compliance Certificates
H	Form of Note
I	Form of Solvency Certificate

This CREDIT AGREEMENT (this “Agreement”), dated as of July 1, 2020, among PG&E CORPORATION, a California corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with any permitted successor thereto, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, together with any permitted successor thereto, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, on January 29, 2019, Pacific Gas and Electric Company, a California corporation (“PG&E Utility”), and the Borrower, holder of all of the issued and outstanding common stock of PG&E Utility filed voluntary petitions for relief in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), and commenced their respective cases under chapter 11 of title 11 of the United States Code;

WHEREAS, on June 19, 2020, the Borrower and PG&E Utility filed the Borrower’s, PG&E Utility’s and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated June 19, 2020 Docket No. 8048 (together with all exhibits, schedules, annexes, supplements, and other attachments thereto, and as may be further amended, modified or otherwise changed in accordance with this Agreement, the “Plan of Reorganization”);

WHEREAS, on June 20, 2020, the Plan of Reorganization was confirmed by the Bankruptcy Court and was consummated on the Effective Date;

WHEREAS, in connection with the foregoing, the Borrower requested that the Lenders provide the commitments and loans set forth herein and the Lenders are willing to make available to the Borrower such commitments and loans upon the terms and subject to the conditions set forth herein;

WHEREAS, in connection with Amendment No. 1, the Borrower requested that this Agreement be amended as set forth in Amendment No. 1 pursuant to Amendment No. 1;

WHEREAS, in connection with Amendment No. 2, the Borrower requested that this Agreement be amended as set forth in Amendment No. 2 pursuant to Amendment No. 2;

WHEREAS, in connection with Amendment No. 3, the Borrower requested that this Agreement be amended as set forth in Amendment No. 3 pursuant to Amendment No. 3;

WHEREAS, in connection with Amendment No. 4, the Borrower requested that this Agreement be amended as set forth in Amendment No. 4 pursuant to Amendment No. 4; ~~and~~

WHEREAS, in connection with Amendment No. 5, the Borrower requested that (a) the Total Commitment be increased to $650,000,000 and (b) this Agreement be amended as set forth in Amendment No. 5 pursuant to Amendment No. 5~~.~~; and

WHEREAS, in connection with Amendment No. 6, the Borrower requested that this Agreement be amended as set forth in Amendment No. 6 pursuant to Amendment No. 6.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

SECTION 1 ~~SECTION 1.~~ DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate (at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology)). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.13(b)), then ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Adjusted Daily Simple SOFR Rate”: an interest rate per annum equal to ~~(a)~~  the Daily Simple SOFR~~, plus (b) 0.10%~~; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to ~~(a)~~ the Term SOFR Rate for such Interest Period~~, plus (b) 0.10%~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent”: as defined in the preamble hereto.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties”: as defined in Section 10.2(d)(ii).

“Agents”: the collective reference to the Collateral Agent, the Syndication Agents, the Documentation Agents and the Administrative Agent.

“Agreement”: as defined in the preamble hereto.

“Amendment No. 1”: that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, each Lender party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Amendment No. 1 Effective Date”: June 22, 2021.

“Amendment No. 2”: that certain Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrower, each Lender party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Amendment No. 2 Effective Date”: October 4, 2022.

“Amendment No. 3”: that certain Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrower, each Lender party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Amendment No. 3 Effective Date”: June 22, 2023.

“Amendment No. 4”: that certain Amendment No. 4 to Credit Agreement, dated as of the Amendment No. 4 Effective Date, among the Borrower, each Lender party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Amendment No. 4 Effective Date”: July 25, 2024.

“Amendment No. 5”: that certain Amendment No. 5 to Credit Agreement, dated as of the Amendment No. 5 Effective Date, among the Borrower, each Lender party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Amendment No. 5 Effective Date”: June 23, 2025.

“ Amendment No. 6 ”: that certain Amendment No. 6 to Credit Agreement, dated as of the Amendment No. 6 Effective Date, among the Borrower, each Lender party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“ Amendment No. 6 Effective Date”: June 22, 2026.

“Anti-Corruption Laws”: as defined in Section 4.15.

“Applicable Margin”: for any day, the applicable rate per annum set forth under the relevant column heading below, based upon the Ratings then in effect:

Level	Rating S&P/Moody’s/Fitch	Applicable Margin for ABR Loans	Applicable Margin for Term Benchmark Loans
1	> BBB/Baa2/BBB	0.50%	1.50%
~~1~~2	~~≥~~ BBB-/Baa3/BBB-	0.75%	1.75%
~~2~~3	BB+/Ba1/BB+	1.00%	2.00%
~~3~~4	BB/Ba2/BB	1.50%	2.50%
~~4~~ 5	< BB-/Ba3/BB-~~≤ B+/B1/B+~~	2.50%~~2.75%~~	3.50% ~~3.75%~~

Subject to the provisions of this paragraph regarding split ratings, changes in the Applicable Margin shall become effective as of the third Business Day following the date on which S&P, Moody’s and/or Fitch first announced changes to its relevant Rating. (a) If Ratings are issued by all three rating agencies and the respective Ratings issued by two or more of the rating agencies are in the same pricing level, that pricing level shall apply; (b) if Ratings are issued by all three rating agencies and none of the respective Ratings are in the same pricing level, the pricing level shall be determined based on the middle Rating; (c) if only two Ratings are issued and they differ by one level, then the pricing level for the higher of such Ratings shall apply; (d) if only two Ratings are issued and they differ by more than one level, then the pricing level that is one level lower than the pricing level of the higher Rating shall apply; (e) if only one Rating is issued, the pricing level shall be determined based on that Rating; and (f) if no such Ratings in clauses (a) through (e) of this sentence are issued for the Borrower, but are generally available for other companies, then the Applicable Margin shall be those set forth above opposite pricing level ~~6~~5.

“ Applicable Parties”: as defined in Section 9.17(c).

“ Approved Borrower Portal” : as defined in Section 9.17(a).

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of any entity that administers or manages such Lender.

“Arrangers”: (i) with respect to the transactions on the Effective Date, the Joint Lead Arrangers and Joint Bookrunners identified on the cover hereto (ii) with respect to the transactions contemplated by Amendment No. 1 as of the Amendment No. 1 Effective Date, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, (iii) with respect to the transactions contemplated by Amendment No. 2 as of the Amendment No. 2 Effective Date, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, (iv) with respect to the transactions contemplated by Amendment No. 3 as of the Amendment No. 3 Effective Date, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Goldman Sachs Bank USA and Wells Fargo Securities, LLC, (v) with respect to the transactions contemplated by Amendment No. 4 as of the Amendment No. 4 Effective Date, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Mizuho Bank, Ltd. and Wells Fargo

Securities, LLC ~~and~~, (vi) with respect to the transactions contemplated by Amendment No. 5 as of the Amendment No. 5 Effective Date, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC~~.~~ and (vii) with respect to the transactions contemplated by Amendment No. 6 as of the Amendment No. 6 Effective Date, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, BofA Securities, Inc., Mizuho Bank, Ltd. and Wells Fargo Securities, LLC.

“A/R Securitization Assets”: (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of the Borrower or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.

“A/R Securitization Subsidiary”: PG&E AR Facility, LLC and any other Subsidiary formed and operating solely for the purpose of entering into A/R Securitization Transactions and engaging in activities ancillary thereto.

“A/R Securitization Transaction”: any financing transaction or series of financing transactions entered into by any Subsidiary of the Borrower pursuant to which such Subsidiary may sell, convey or otherwise transfer to any Person (including, without limitation, an A/R Securitization Subsidiary), or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to the Borrower or any of its Subsidiaries (other than an A/R Securitization Subsidiary).

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) the principal amount of such Lender’s then outstanding Revolving Loans.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Court”: as defined in the first recital paragraph.

“Benchmark”: initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR Rate; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body as of the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefitted Lender”: as defined in Section 10.7(a).

“BHC Act Affiliate”: an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”: a day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, subject to Section 1.2(f).

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Agreement”: any agreement to establish or maintain accounts or provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, automated clearing house, foreign exchange facilities and other cash management arrangements.

“Change of Control”: the occurrence of one of the following:

(i) any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as of the Effective Date) shall become the Beneficial Owner of shares representing more than 35% of the voting power of the Capital Stock of the Borrower; or

(ii) at any point during any period of 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24-month period were directors of the Borrower, together with any directors whose election or nomination for election to the board of directors of the Borrower (whether by the board of directors of the Borrower or any shareholder of the Borrower) was approved by a majority of the directors who either were directors of the Borrower at the beginning of such 24-month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of the Borrower (it being understood and agreed that, for the avoidance of doubt, the change of directors of the Borrower contemplated by the Plan of Reorganization shall not constitute a Change of Control); or

(iii) there shall have been (A) [reserved] or (B) a transfer of the license and/or operating assets constituting more than 10% of the Net Tangible Assets of PG&E Utility to the State of California, to any other Governmental Authority or to a third party at the direction of State of California, the CPUC or any similar Governmental Authority.

“Change of Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, statute, treaty, policy, guideline or directive by any Governmental Authority, (b) any change in any law, rule, regulation, statute, treaty, policy, guideline or directive or in the application, interpretation, promulgation, implementation, administration or enforcement thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the term Secured Overnight Financing Rate (SOFR) (or a successor administrator; provided that, in the event there are multiple successor administrators, the successor administrator hereunder shall be selected by the Administrative Agent and the Borrower).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: as defined in the Pledge Agreement as “Pledged Collateral”.

“Collateral Agent”: as defined in the preamble hereto.

“ Collateral Release Period”: any period during which (a) the Rating is an Investment Grade Rating from no less than two of S&P, Moody’s and Fitch, (b)  no Event of Default then exists and (c) the aggregate principal amount of outstanding secured Indebtedness for borrowed money of the Borrower (other than the Obligations) does not exceed $250,000,000. Each Collateral Release Period shall (i) commence upon (A) the Borrower’s satisfaction of the conditions set forth in the immediately preceding sentence and (B) certification by the Borrower thereof and (ii) terminate on the first date following the commencement of such Collateral Release Period on which the Borrower ceases to satisfy clause (a) or (c) of the above conditions.

“Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal and/or face amount not to exceed (i) prior to the Amendment No. 2 Effective Date, the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule I of Amendment No. 1, (ii) as of the Amendment No. 2 Effective Date and thereafter until (but not including) the Amendment No. 4 Effective Date, the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule I of Amendment No. 2, (iii) as of the Amendment No. 4 Effective Date and thereafter until (but not including) the Amendment No. 5 Effective Date, the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule I of Amendment No. 4, (iv) as of the Amendment No. 5 Effective Date and thereafter until (but not including) the Amendment No. 6 Effective Date, the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule I of Amendment No. 5 ~~or~~, (v) as of the Amendment No. 6 Effective Date and thereafter, the amount set forth under the heading “Commitment ” opposite such Lender’s name on Schedule I of Amendment No. 6 or (vi) in the Assignment and Assumption or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Commitments (x) prior to the Amendment No. 5 Effective Date was $500,000,000 and (y) as of the Amendment No. 5 Effective Date and thereafter is $650,000,000.

“Commitment Fee Rate”: for any day, the rate per annum determined pursuant to the grid set forth below, based upon the Ratings then in effect:

Level	Rating S&P/Moody’s/Fitch	Commitment Fee Rate
1	> BBB/Baa2/BBB	0.225%
~~1~~2	~~>~~ BBB-/Baa3/BBB-	0.275%
~~2~~3	BB+/Ba1/BB+	0.35%
~~3~~4	BB/Ba2/BB	0.50%
~~4~~5	< BB-/Ba3/BB-	0.60%
~~5~~	~~< B+/B1/B+~~	~~0.65%~~

Subject to the provisions of this paragraph regarding split ratings, changes in the Commitment Fee Rate shall become effective on the date on which S&P, Moody’s and/or Fitch changes its relevant Rating. (a) If Ratings are issued by all three rating agencies and the respective Ratings issued by two or more of the rating agencies are in the same pricing level, that pricing level shall apply; (b) if Ratings are issued by all three rating agencies and none of the respective Ratings are in the same pricing level, the Commitment Fee Rate shall be determined based on the middle Rating; (c) if only two Ratings are issued and they differ by one level, then the Commitment Fee Rate for the higher of such Ratings shall apply; (d) if only two Ratings are issued and they differ by more than one level, then the Commitment Fee Rate that is one level lower than the Commitment Fee Rate of the higher Rating shall apply; (e) if only one Rating is issued, the Commitment Fee Rate shall be determined based on that Rating; and (f) if no such Ratings in clauses (a) through (e) of this sentence are issued for the Borrower, but are generally available for other companies, then the Commitment Fee Rate shall be that set forth above opposite pricing level ~~6~~5.

“Commitment Increase Notice”: as defined in Section 2.3(a).

“Commitment Letter”: that certain RCF Commitment Letter dated as of May 26, 2020 among PG&E Corporation, as the borrower, Pacific Gas and Electric Company and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the Effective Date.

“Commitment Period”: the period from and including the Effective Date to the Termination Date.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section 10.2(d)(ii).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capitalization”: on any date of determination, the sum of (a) Consolidated Total Debt on such date, plus without duplication, (b) (i) the amounts set forth opposite the captions “common shareholders’ equity” (or any similar caption) and “preferred stock” (or any similar caption) on the consolidated balance sheet, prepared in accordance with GAAP, of the Borrower and its Subsidiaries as of such date, and (ii) the outstanding principal amount of any junior subordinated deferrable interest debentures or other similar securities issued by the Borrower or any of its Subsidiaries after the Effective Date.

“Consolidated Capitalization Ratio”: on any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated Capitalization.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all obligations of the Borrower and its Significant Subsidiaries at such date that in accordance with GAAP would be classified as debt on a consolidated balance sheet of the Borrower, and without duplication all Guarantee Obligations of the Borrower and its Significant Subsidiaries at such date in respect of obligations of any other Person that in accordance with GAAP would be classified as debt on a consolidated balance sheet of such Person; provided that, the determination of “Consolidated Total Debt” shall exclude, without duplication, (a) the Securitized Bonds and any Indebtedness under any A/R Securitization Transaction, (b) Indebtedness of the Borrower and its Significant Subsidiaries in an amount equal to the amount of cash held as cash collateral for any fully cash collateralized letter of credit issued for the account of the Borrower or any Significant Subsidiary, (c) imputed Indebtedness of the Borrower or any Significant Subsidiary incurred in connection with power purchase and fuel agreements, (d) any junior subordinated deferrable interest debenture or other similar securities issued by the Borrower and (e) as of any date of determination, the amount of any securities included within the caption “preferred stock” (or any similar caption) on a consolidated balance sheet, prepared in accordance with GAAP, of the Borrower as of such date.

“Continuing Lender”: as defined in Section 2.7.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered	Entity”: any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered	Party”: as defined in Section 10.19.

“CPUC”:	the California Public Utilities Commission or its successor.

“Credit	Event”: as defined in Section 5.2.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 7.7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: subject to the penultimate paragraph of Section 2.20, any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Loans within two (2) Business Days of the date required to be funded by it under this Agreement, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (other than a notice of a good faith dispute or related communications) or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this

Agreement relating to its obligations to fund prospective Revolving Loans, unless the subject of a good faith dispute (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that (x) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent may, in their discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder and (y) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other Capital Stock in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, or the exercise of control over such Lender or parent company thereof, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the penultimate paragraph of Section 2.20) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The term “Dispose of” shall have a correlative meaning.

“Documentation Agents”: as defined on the cover hereto.

“Dollars” and “$”: dollars in lawful currency of the United States.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived, which date is July 1, 2020.

“Eligible Assignee”: (a) any commercial bank or other financial institution having a senior unsecured debt rating by Moody’s of A3 or better and by S&P of A- or better, which is domiciled in a country which is a member of the OECD or (b) with respect to any Person referred to in the preceding clause (a), any other Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business all of the Capital Stock of which is owned, directly or indirectly, by such Person; provided that in the case of clause (b), the Administrative Agent shall have consented to the designation of such Person as an Eligible Assignee (such consent not to be unreasonably withheld or delayed).

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event”: (a) any Reportable Event; (b) the failure of the Borrower or any Commonly Controlled Entity to timely make a required contribution with respect to any Plan or any Multiemployer Plan; (c) the imposition of a Lien under Section 430 of the Code or Section 303 of ERISA with respect to any Single Employer Plan; (d) the failure of the Borrower or any Commonly Controlled Entity to meet the minimum funding standard under Section 412 or 430 of the Code with respect to any Plan or the filing of an application for a funding waiver with respect to any Single Employer Plan; (e) the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV of ERISA, including with respect to the termination of any Plan (other than the payment of PBGC premiums in the ordinary course); (f) (i) the termination of, or the filing or receipt of a notice of intent to terminate, a Single Employer Plan under Section 4041 of ERISA, or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (ii) (A) the appointment of a trustee to administer a Single Employer Plan under Section 4042, or (B) the institution by the PBGC of proceedings to terminate a Single Employer Plan or to have a trustee appointed to administer a Single Employer Plan, or receipt by the Borrower of notice from the PBGC thereof, where such proceedings continue unstayed or in effect for more than 60 days, or such notice is not withdrawn by the PBGC within 60 days following delivery by PBGC; (g) the incurrence by the Borrower or any Commonly Controlled Entity of any liability with respect to the complete withdrawal or partial withdrawal under Title

IV of ERISA from any Multiemployer Plan; (h) the receipt by the Borrower or any Commonly Controlled Entity of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability; (i) receipt of notification by Borrower or any Commonly Controlled Entity from a Multiemployer Plan that such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency; (j) the incurrence by the Borrower or any Commonly Controlled Entity of any liability pursuant to Section 4063 or 4064 of ERISA or a substantial cessation of operations with respect to a Plan within the meaning of Section 4062(e) of ERISA; (k) the posting of a bond or security under Section 436(f) of the Code with respect to any Plan; or (l) the Borrower incurs material tax liability with respect to any Plan (including Sections 4975, 4980B, 4980D, 4980H and 4980I of the Code, as applicable).

“Erroneous Payment”: as defined in Section 9.16(a).

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 7.7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Notice”: as defined in Section 2.7(b).

“FATCA”: Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCA”: as defined in Section 2.13(b).

“FCPA”: as defined in Section 4.15.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Payment Date”: (a) the fifteenth day following the last day of each March, June, September and December during the Commitment Period and (b) the last day of the Commitment Period.

“Fitch”: Fitch Ratings, Inc. and any successor thereto.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR Rate shall be 0.0%.

“Foreign Lender”: a Lender that is not a U.S. Person.

“FPA”: the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except as noted below. In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower or the Required Lenders, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred. “Change in Accounting Principles” refers to (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board and (ii) any change in the application of GAAP concurred by the Borrower’s independent public accountants and disclosed in writing to the Administrative Agent.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Borrower or any Significant Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“IBA”: as defined in Section 2.13(b).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such

Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided, that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien), and (j) for the purposes of Sections 7.1 and 8(e) only, all obligations of such Person in respect of Swap Agreements, provided that Indebtedness as used in this Agreement shall exclude any Non-Recourse Debt and any obligations under any A/R Securitization Transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the final maturity date of such Loan, (c) as to any Term Benchmark Loan having an interest period of three months or less, the last day of such Interest Period and the final maturity date of such Loan, (d) as to any Term Benchmark Loan having an Interest Period of more than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the final maturity date of such Loan and (e) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months (in each case, subject to the availability thereof) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)

if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)	the Borrower may not select an Interest Period that would extend beyond the Termination Date;

(iii)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iv)	no tenor which has been removed pursuant to Section 2.13(e) may be selected; and

(v)

at the election of the Borrower, the initial Interest Period for any Term Benchmark Loans made on the Effective Date, shall commence on the Effective Date and end on the last day of the calendar month during which the Effective Date occurs.

“Investment”: as defined in Section 7.5.

“ Investment Grade Rating”: (a) in the case of Moody’s, a rating equal to or higher than Baa3 (or the equivalent) and (b) in the case of S&P and Fitch, a rating equal to or higher than BBB- (or the equivalent).

“IRS”: the United States Internal Revenue Service.

“knowledge of the Borrower”: actual knowledge of any Responsible Officer of the Borrower.

“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders”: as defined in the preamble hereto, including each Lender set forth under the heading “Lender” on Schedule I of Amendment No. ~~5~~6 and their respective successors and assigns as permitted hereunder; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, any intercreditor agreement entered into in connection herewith, the Notes and, in each case, any amendment, waiver, supplement or other modification to any of the foregoing.

“Material Adverse Effect”: (a) a change in the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its obligations under the Loan Documents or (b) a material adverse effect on (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, under this Agreement or any other Loan Document.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Tangible Assets”: the total amount of PG&E Utility’s assets determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 6.1, less (a) the sum of PG&E Utility’s consolidated current liabilities determined in accordance with GAAP, and (b) the amount of PG&E Utility’s consolidated assets classified as intangible assets, determined in accordance with GAAP.

“New Lender Supplement”: as defined in Section 2.3(b).

“New Revolving Credit Lender”: as defined in Section 2.3(b).

“Non-Extending Lender”: as defined in Section 2.7.

“Non-Recourse Debt”: Indebtedness of the Borrower or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Notes”: as defined in Section 2.14(f).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OECD”: the countries constituting the “Contracting Parties” to the Convention on the Organisation For Economic Co-operation and Development, as such term is defined in Article 4 of such Convention.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the Amendment No.  ~~5~~6 Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate”: for any day, the rate comprised of overnight federal funds by U.S.-managed banking offices of depository institutions, as such rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c)(iii).

“Patriot Act”: as defined in Section 10.16.

“Payment Recipient”: as defined in Section 9.16(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding.

“Permitted Cash Equivalents”:

(a) securities issued by the United States government or any agency or instrumentality of the United States government having maturities of not more than two (2) years from the date of acquisition;

(b) certificates of deposit, time deposits and money market deposits with maturities of two (2) years or less from the date of acquisition, bankers’ acceptances with maturities of two (2) years or less and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clauses (a), (b) and (e) entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and, in each case, maturing within twelve months after the date of acquisition;

(e) securities issued or fully guaranteed by any state or commonwealth of the United States or by any political subdivision or taxing authority thereof, and rated at least Baa3 by Moody’s or BBB- by S&P and, in each case, maturing within two (2) years after the date of acquisition;

(f) mutual funds whose investment guidelines restrict 90% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of least $5,000,000,000; and

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year.

“Permitted Refinancing”: with respect to any Indebtedness (the “Refinanced Indebtedness”), any extension, refinancing, refunding or replacement thereof with Indebtedness provided that (i) the amount of such Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness, plus any premium, interest, fee or expenses payable in connection therewith, (ii) the final maturity date of such Indebtedness is no earlier than the maturity date of the Refinanced Indebtedness, (iii) the weighted average life to maturity of such Indebtedness is not shorter than the weighted average life to maturity of the Refinanced Indebtedness, (iv) if the Refinanced Indebtedness was unsecured, then such Indebtedness must be unsecured and (v) if the Refinanced Indebtedness was secured, then such Indebtedness shall not be secured by assets that did not secure the Refinanced Indebtedness and, other than during a Collateral Release Period, if the Refinanced Indebtedness was secured by Collateral, such Indebtedness shall not have a ranking higher in the Priority Waterfall than the Refinanced Indebtedness had.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PG&E Utility”: as defined in the first recital paragraph.

“PG&E Utility Revolving Credit Agreement”: that certain Credit Agreement dated as of the Effective Date, among PG&E Utility, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Reorganization”: as defined in the second recital paragraph.

“Platform”: as defined in Section 10.2(d).

“Pledge Agreement”: as defined in Section 5.1(d).

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Waterfall”: the provisions of Section 3.02(a) of the Pledge Agreement.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” in Section 10.19.

“Qualified Securitization Bond Issuer”: a Subsidiary of PG&E Utility formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in (a), (b) and (c).

“Rating”: (a) other than during a Collateral Release Period, each rating announced by S&P, Moody’s and Fitch in respect of the Borrower’s senior secured debt~~.~~ and (b) during a Collateral Release Period (including the determination of the Rating pursuant to clause (a) of the definition of “Collateral Release Period” ), each rating announced by S&P, Moody’ s and Fitch in respect of the Borrower’s senior unsecured debt or, solely for purposes of the determination of the Rating pursuant to clause (a) of the definition of “Collateral Release Period”, issuer credit rating (or equivalent) of the Borrower.

“Recipient”: the Administrative Agent or any Lender.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is neither the Term SOFR Rate nor Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Federal Reserve Board as in effect from time to time.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate”: (i) with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Loan, the Adjusted Daily Simple SOFR Rate, as applicable.

“Removal Effective Date”: as defined in Section 9.9(b).

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the aggregate amount of Revolving Loans then outstanding. The Total Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law”: as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date”: as defined in Section 9.9(a).

“Resolution Authority”: with respect to any EEA Financial Institution, an EEA Resolution Authority and, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

“Revolving Credit Offered Increase Amount”: as defined in Section 2.3(a).

“Revolving Credit Re-Allocation Date”: as defined in Section 2.3(d).

“Revolving Loans”: as defined in Section 2.1(a).

“RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR Rate.

“S&P”: Standard & Poor’s Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctions”: as defined in Section 4.15.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the Administrative Agent, the Collateral Agent, the Lenders and each sub-agent appointed pursuant to Section 9.2.

“Securitized Bonds”: without duplication, securities, however denominated, that are (i) issued by a Qualified Securitization Bond Issuer, (ii) secured by or otherwise payable from charges authorized by the financing order referred to in clause (a) of the definition of “Qualified Securitization Bond Issuer,” and (iii) non-recourse to the Borrower or any of its Subsidiaries (other than the issuer of such securities).

“Security Documents”: the Pledge Agreement and any other agreement or document executed and delivered by the Borrower that grants or purports to grant a Lien on any assets of the Borrower in favor of the Collateral Agent to secure the Obligations.

“Significant Subsidiary”: as defined in Article 1, Rule 1-02(w) of Regulation S-X of the Exchange Act as of the Effective Date, provided that notwithstanding the foregoing, (x) PG&E Utility shall at all times constitute a Significant Subsidiary and (y) no special purpose finance subsidiary, no A/R Securitization Subsidiary and no Qualified Securitization Bond Issuer (nor any Subsidiaries of any Qualified Securitization Bond Issuer or of any A/R Securitization Subsidiary) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references to a “Significant Subsidiary” or to “Significant Subsidiaries” in this Agreement shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” of the Borrower.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date”: has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day”: has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent”: with respect to the Borrower and its Subsidiaries, on a consolidated basis, that as of the date of determination, (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (iii) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, (iv) the Borrower and its Subsidiaries are not engaged in businesses, and are not about to engage in businesses for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the Effective Date, would reasonably be expected to become an actual and matured liability.

“Specified Exchange Act Filings”: the Borrower’s Form 10-K annual report for the year ended December 31, 2020 and each and all of the Form 10-Qs and Form 8-Ks (and to the extent applicable proxy statements) filed by the Borrower or PG&E Utility with the SEC after December 31, 2020 and prior to the date that is one Business Day before the Amendment No. ~~5~~6 Effective Date.

“ Specified Foreign Entity”: a “specified foreign entity” within the meaning of Section 7701(a)(51)(B) of the Code.

“Specified Material Adverse Effect”: any occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (i) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of PG&E Utility and the Borrower, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of the Borrower to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Specified Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (A) [reserved], (B) results, occurrences, facts, changes, events, violations, inaccuracies or circumstances affecting (1) the electric or gas utility businesses in the United States generally or (2) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation, (C) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (D) any decline in the market price, or change in trading volume, of any securities of the PG&E Utility, (E) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (F) [reserved], and (G) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 dwellings or commercial structures in the aggregate (it being understood that (I) the exceptions in clauses (D) and (E) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Specified Material Adverse Effect, and (II) a Specified Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 dwellings or commercial structures within the Borrower’s service area at a time when the portion of the Borrower’s system at the location of such wildfire was not successfully de-energized).

“Standard A/R Securitization Obligations”: representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by any Subsidiary of the Borrower which are reasonably customary in A/R Securitization Transactions.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC”: as defined in Section 10.19.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (x) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement” and (y) no stock purchase contract issued by the Borrower shall be a “Swap Agreement”.

“Syndication Agents”: as defined on the cover hereto.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”: when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall have originally been made on the same day).

“Term SOFR Determination Day”: has the meaning assigned to it under the definition of Term SOFR Rate.

“Term SOFR Rate”: with respect to any Term Benchmark Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period (such day, the “Term SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”: for any day and time, with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on the Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date”: June 22, ~~2028~~2029 or such later date as may be determined pursuant to Section 2.7(b) or such earlier date as otherwise determined pursuant to Section 2.7.

“Total Commitments”: at any time, the aggregate amount of the Commitments of all Lenders at such time.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Term Benchmark Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority~~)~~) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.”: the United States of America.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: (i) for purposes of Sections 4.22 and 7.15 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: as defined in Section 10.19.

“U.S. Tax Compliance Certificate”: as defined in Section 2.16(e)(ii)(B)(III).

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the applicable Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of such UK Resolution Authority under the applicable Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Definitional Provisions and Interpretative Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and, except as otherwise provided therein, in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Significant Subsidiaries defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The Borrower shall not be required to perform, nor shall it be required to guarantee the performance of, any of the affirmative covenants set forth in Section 6 that apply to any of its Significant Subsidiaries nor shall any of the Borrower’s Significant Subsidiaries be required to perform, nor shall any of such Significant Subsidiaries be required to guarantee the performance of, any of the Borrower’s affirmative covenants set forth in Section 6 or any of the affirmative covenants set forth in Section 6 that apply to any other Significant Subsidiary; provided, that nothing in this Section 1.2(e) shall prevent the occurrence of a Default or an Event of Default arising out of the Borrower’s failure to cause any Significant Subsidiary to comply with the provisions of this Agreement applicable to such Significant Subsidiary.

(f) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

1.3 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

1.4 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2 ~~SECTION 2.~~ AMOUNT AND TERMS OF COMMITMENTS

2.1 Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time on or after the Effective Date and during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender’s Commitment;

provided that, after giving effect to the Revolving Loans requested to be made, the aggregate amount of the Available Commitments shall not be less than zero. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

(b) The Borrower shall repay all outstanding Revolving Loans on the Termination Date.

2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice signed by a Responsible Officer of the Borrower (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, or (b) prior to 1:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans) specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor; provided that, if such notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each borrowing under the Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3 Commitment Increases.

(a) In the event that the Borrower wishes to increase the Total Commitments at any time after the Amendment No. 5 Effective Date, when no Default or Event of Default has occurred and is continuing (or shall result of such increase), it shall notify the Administrative Agent in writing, given not more frequently than once per calendar year, of the amount (the “Revolving Credit Offered Increase Amount”) of such proposed increase (such notice, a “Commitment Increase Notice”) which shall be in a minimum amount equal to $10,000,000 and shall not exceed, in the aggregate for all increases after the Amendment No. 5 Effective Date, $150,000,000. The Borrower shall offer each of the Lenders the opportunity to provide such Lender’s Percentage of the Revolving Credit Offered Increase Amount, and if any Lender declines such offer, in whole or in part, the Borrower may offer such declined amount to (i) other Lenders and/or (ii) other banks, financial institutions or other entities with the consent of the

Administrative Agent (which consent of the Administrative Agent shall not be unreasonably withheld, conditioned or delayed). The Commitment Increase Notice shall specify the Lenders and/or banks, financial institutions or other entities that will be requested to provide such Revolving Credit Offered Increase Amount. The Borrower or, if requested by the Borrower, the Administrative Agent will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

(b) Any additional bank, financial institution or other entity which the Borrower selects to offer a portion of the increased Total Commitments and which elects to become a party to this Agreement and obtain a Commitment in an amount so offered and accepted by it pursuant to Section 2.3(a) shall execute a new lender supplement (the “New Lender Supplement”) with the Borrower and the Administrative Agent, substantially in the form of Exhibit A, whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.

(c) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.3(a) shall, in each case, execute a commitment increase supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit B, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

(d) If any bank, financial institution or other entity becomes a New Revolving Credit Lender pursuant to Section 2.3(b) or any Lender’s Commitment is increased pursuant to Section 2.3(c), additional Revolving Loans made on or after the effectiveness thereof (the “Revolving Credit Re-Allocation Date”) shall be made pro rata based on the Percentages in effect on and after such Revolving Credit Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Revolving Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Revolving Credit Lenders and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments otherwise available for Revolving Loans), and continuations of Term Benchmark Loans outstanding on such Revolving Credit Re-Allocation Date shall be effected by repayment of such Term Benchmark Loans on the last day of the Interest Period applicable thereto and the making of new Term Benchmark Loans pro rata based on such new Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of ABR Loans, the Borrower shall make prepayments thereof and borrowings of ABR Loans so that, after giving effect thereto, the ABR Loans outstanding are held pro rata based on such new Percentages. In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of Term Benchmark Loans, such Term Benchmark Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Term Benchmark Loans will be paid thereon to the respective Lenders holding such Term Benchmark Loans pro rata based on the respective principal amounts thereof outstanding.

(e) Notwithstanding anything to the contrary in this Section 2.3, (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and unless the Administrative Agent consents to such increase (which consent of the Administrative Agent shall not be unreasonably withheld, conditioned or delayed); provided, that any Lender not responding to the Commitment Increase Notice within the time period prescribed therein shall be deemed to have declined to increase its Commitment and (ii) in no event shall any transaction effected pursuant to this Section 2.3 (A) cause the Total Commitments to exceed $800,000,000 or (B) occur at a time at which a Default or an Event of Default has occurred and is continuing.

(f) The Administrative Agent shall have received on or prior to the Revolving Credit Re-Allocation Date, for the benefit of the Lenders, (i) a legal opinion of counsel to the Borrower covering such matters as are customary for transactions of this type as may be reasonably requested by the Administrative Agent, which opinions shall be substantially the same, to the extent appropriate, as the opinions rendered by counsel to the Borrower on the Effective Date and (ii) certified copies of resolutions of the board of directors of the Borrower authorizing the Borrower to borrow the Revolving Credit Offered Increase Amount.

2.4 [Reserved].

2.5 [Reserved].

2.6 Commitment Fees, Etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent provided in Section 2.20) a commitment fee for the period from and including the Effective Date to the last day of the Commitment Period, in an amount equal to the Commitment Fee Rate multiplied by the daily average Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Effective Date.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any written, duly executed fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.7 Termination or Reduction of Commitments; Extension of Termination Date.

(a) The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, aggregate amount of Revolving Loans outstanding would exceed the Total Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

(b) The Borrower may, by written notice to the Administrative Agent (such notice being an “Extension Notice”), given no more frequently than once in each calendar year, on not more than ~~two occasions~~one occasion after the Amendment No. ~~5~~6 Effective Date, request the Lenders to consider an extension of the then applicable Termination Date to a later date (which shall be a Business Day), which extension shall not exceed one year from the then applicable Termination Date. The Administrative Agent shall promptly transmit any Extension Notice to each Lender. Each Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Termination Date not later than 30 days after the date of such Extension Notice, and any such notice given by a Lender to the Administrative Agent, once given, shall be irrevocable as to such Lender. Any Lender which does not expressly notify the Administrative Agent prior to the expiration of such thirty-day period that it wishes to so extend the then applicable Termination Date shall be deemed to have rejected the Borrower’s request for extension of such Termination Date. Lenders consenting to extend the then applicable Termination Date are hereinafter referred to as “Continuing Lenders”, and Lenders declining to consent to extend such Termination Date (or Lenders deemed to have so declined) are hereinafter referred to as “Non-Extending Lenders”. If the Required Lenders have elected (in their sole and absolute discretion) to so extend the Termination Date, the Administrative Agent shall promptly notify the Borrower of such election by the Required Lenders, and effective on the date which is 30 days after the date of such notice by the Administrative Agent to the Borrower, the Termination Date shall be automatically and immediately so extended with regard to the Continuing Lenders. No extension will be permitted hereunder without the consent of the Required Lenders. Upon the delivery of an Extension Notice and upon the extension of the Termination Date pursuant to this Section, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation to extend the Termination Date, and each Lender may at its option, unconditionally and without cause, decline to extend the Termination Date.

(c) If the Termination Date shall have been extended in accordance with this Section 2.7, all references herein to the “Termination Date” (except with respect to any Non-Extending Lender) shall refer to the Termination Date as so extended.

(d) If any Lender shall determine (or be deemed to have determined) not to extend the Termination Date as requested by any Extension Notice given by the Borrower pursuant to this Section, the Commitment of such Non-Extending Lender shall terminate on the Termination Date without giving any effect to such proposed extension, and the Borrower shall on such date pay to the Administrative Agent, for the account of such Non-Extending Lender, the principal amount of, and accrued interest on, such Non-Extending Lender’s Loans, together with any amounts payable to such Lender pursuant to Section 2.17 and any and all fees or other amounts owing to such Non-Extending Lender under this Agreement; provided that if the Borrower has replaced such Non-Extending Lender pursuant to Section 2.7(e) then the provisions of such paragraph shall apply. The Total Commitments shall be reduced by the amount of the Commitment of such Non-Extending Lender to the extent the Commitment of such Non-Extending Lender has not been transferred to one or more Continuing Lenders pursuant to Section 2.7(e).

(e) A Non-Extending Lender shall be obligated, at the request of the Borrower and subject to (i) payment by the successor Lender described below to the Administrative Agent for the account of such Non-Extending Lender of the principal amount of, and accrued interest on, such Non-Extending Lender’s Loans, and (ii) payment by the Borrower to such Non-Extending Lender of any amounts payable to such Non-Extending Lender pursuant to Section 2.17 (as if the purchase of such Non-Extending Lender’s Loans constituted a prepayment thereof) and any and all fees or other amounts owing to such Non-Extending Lender under this Agreement, to transfer without recourse, representation, warranty (other than a representation that such Lender has not created an adverse claim on its Loans) or expense to such Non-Extending Lender, at any time prior to the Termination Date applicable to such Non-Extending Lender, all of such Non-Extending Lender’s rights and obligations hereunder to another financial institution or group of financial institutions nominated by the Borrower and willing to participate as a successor Lender in the place of such Non-Extending Lender; provided that, if such transferee is not already a Lender, (1) such transferee satisfies all the requirements of this Agreement, and (2) the Administrative Agent shall have consented to such transfer, which consent shall not be unreasonably withheld, conditioned or delayed. Each such transferee successor Lender shall be deemed to be a Continuing Lender hereunder in replacement of the transferor Non-Extending Lender and shall enjoy all rights and assume all obligations on the part of such Non-Extending Lender set forth in this Agreement. Each such transfer shall be effected pursuant to an Assignment and Assumption.

(f) If the Termination Date shall have been extended in respect of Continuing Lenders in accordance with this Section, any notice of borrowing pursuant to Section 2.2 specifying a Borrowing Date occurring after the Termination Date applicable to a Non-Extending Lender or requesting an Interest Period extending beyond such date shall (i) have no effect in respect of such Non-Extending Lender and (ii) not specify a requested aggregate principal amount exceeding the aggregate Available Commitments (calculated on the basis of the Commitments of the Continuing Lenders).

2.8 Optional Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Term Benchmark Loans, and no later than 2:00 p.m., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans which shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of all of the Loans and Commitments with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower, subject to compliance with the obligations under Section 2.17 in connection with any such revocation, in the event such contingency is not met.

2.9 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Term Benchmark Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice signed by a Responsible Officer of the Borrower of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided, further that no ABR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof; provided, further that, if such notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(b) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the defined term “Interest Period”, of the length of the next Interest Period to be applicable to such Loans, provided that no Term Benchmark Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, subject to the preceding proviso, such Loans shall be automatically continued as Term Benchmark Loans with an Interest Period of one month on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.10 Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than 15 Term Benchmark Tranches shall be outstanding at any one time.

2.11 Interest Rates and Payment Dates.

(a) Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to, in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any commitment fee, letter of credit fee, or any other fee payable (excluding any expenses or other indemnity) hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.11(c) shall be payable from time to time on demand.

2.12 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the rate of interest on which is calculated on the basis of ABR, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of the ABR and the Adjusted Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR (or, for purposes of any determination of the ABR pursuant to clause (c) thereof, the Adjusted Term SOFR Rate) shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall constitute prima facie evidence of such amounts. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

2.13 Inability to Determine Interest Rate.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR Rate, Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan);

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice from the Borrower to the Administrative Agent that requests the conversion of any Loans to, or continuation of any Loans as, a Term Benchmark Loan shall instead be deemed to request the conversion of any Loans to, or continuation of any Loans as, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR Rate also is the subject of Section 2.13(a)(i) or (ii) above and (B) if any borrowing notice delivered pursuant to Section 2.2 requests a borrowing of Term Benchmark Loans such borrowing shall be made as (x) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR Rate also is the subject of Section 2.13(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of borrowings, then the other Type of borrowings shall be permitted.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i)any occurrence of a Benchmark Transition Event, (ii)the implementation of any Benchmark Replacement, (iii)the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A)is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B)is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Loan or conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Loan into a request for a borrowing of or conversion to (A) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (B) an ABR Loan if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event. During any Benchmark

Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event, on such day.

2.14 Pro Rata Treatment and Payments; Notes.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentages of the Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

(c) Notwithstanding anything to the contrary herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the

NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans from the Borrower within 30 days after written demand therefor.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the NYFRB Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Note”) of the Borrower evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of Loans on the Effective Date.

(g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to the Administrative Agent, as the case may be, under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.15 Change of Law.

(a) If a Change of Law shall:

(i) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans or Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance charge or other similar insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate, which requirements are generally applicable to advances, loans and other extensions of credit made by such Lender; or

(iii) impose on any Lender any other condition that is generally applicable to loans made by such Lender or participations therein by a Lender;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten Business Days after its demand, any additional amounts necessary to compensate such Lender or such other Recipient for such increased cost or reduced amount receivable. If any Lender or other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided, however, that no Lender or other Recipient shall be entitled to demand such compensation more than 90 days following (x) the last day of the Interest Period in respect of which such demand is made or (y) the repayment of the Loan in respect of which such demand is made. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that such Lender has the right to do so under its credit facilities with similarly situated borrowers).

(b) If any Lender shall have determined that a Change of Law regarding capital or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s capital or the capital of any corporation controlling such Lender as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change of Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender or any other Recipient to the Borrower (with a copy to the Administrative Agent) shall constitute prima facie evidence of such costs or amounts. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender or any other Recipient pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender or such other Recipient notifies the Borrower of such Lender’s or such other Recipient’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect not to exceed twelve months. The obligations of the Borrower pursuant to this Section 2.15 shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.

2.16 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the good faith discretion of the Borrower or Administrative Agent making the payment) require the deduction or withholding of any Tax from any such payment, then (A) the Borrower or Administrative Agent, as applicable, shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent to be required, (B) the Borrower or Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or another Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or another Recipient, shall be conclusive absent manifest error.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) (iii) relating to the maintenance of a Participant

Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 2.16, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W- 8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3) (C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.16 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). The Borrower, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Each party’s obligations under this Section 2.16 shall survive for one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than the loss of Applicable Margin) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole but reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic disadvantage or any legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16.

2.19 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests (on its behalf or any of its Participants) reimbursement for amounts owing pursuant to Section 2.15 or 2.16, (b) provides notice under Section 2.21 or (c) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 which eliminates the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.20 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) any payment of principal, interest, fees or other amounts (other than those described in Section 2.20(b)) received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Borrower with the consent of the Administrative Agent, not to be unreasonably withheld, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(b) [reserved];

(c) [reserved];

(d) [reserved]; and

(e) that Defaulting Lender’s right to approve or disapprove any amendment, supplement, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.

If the Borrower and the Administrative Agent reasonably determine in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.21 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted Term SOFR Rate, or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term Benchmark Loans or to convert ABR Loans to Term Benchmark Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the ABR, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the Adjusted Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.

SECTION 3 ~~SECTION 3.~~ [RESERVED].

SECTION 4 ~~SECTION 4.~~ REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, on the Effective Date and on the date of each Credit Event hereunder after the Effective Date, that:

4.1 Financial Condition. (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2020, and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, and (b) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 2021, and the related consolidated statements of income and cash flows for the portion of the fiscal year ended on such date, each delivered to the Administrative Agent prior to the Amendment No. 1 Effective Date, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and its consolidated income and its consolidated cash flows for the respective fiscal year or portion of the fiscal year then ended, subject, in the case of the financial statements referred to in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

4.2 No Change. Since December 31, 2020, no Specified Material Adverse Effect has occurred.

4.3 Existence; Compliance with Law. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the organizational power and organizational authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and corporate authority to execute and deliver and to perform its obligations under the Loan Documents and to obtain extensions of credit hereunder. The Borrower has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) any consent, authorization or filing that may be required in the future the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect and (iii) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies under the Loan Documents. This Agreement has been, and each other Loan Document upon execution and delivery will be, duly executed and delivered. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the

Borrower in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, laws of general application related to the enforceability of securities secured by real estate and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the other Loan Documents.

4.5 No Legal Bar. The execution and delivery of, and the performance of the obligations under, this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

4.6 Litigation. ~~(a)~~ (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues with respect to any of the Loan Documents.

(b)  ~~(b)~~ No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues, except as disclosed in the Specified Exchange Act Filings, that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Default or Event of Default has occurred and is continuing.

4.8 Taxes. The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable, and (ii) claims which could not reasonably be expected to have a Material Adverse Effect). No material tax Liens have been filed against the Borrower or any of its Significant Subsidiaries other than (A) Liens for taxes which are not delinquent or (B) Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable.

4.9 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Federal Reserve Board.

4.10 ERISA. No Reportable Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect. During the five year period prior to the date on which this representation is made or deemed made, there has been no (i) failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a Lien or encumbrance; or (ii) “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date for which a certified actuarial valuation report is available prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date on which this representation is made or deemed made that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as could not reasonably be expected to result in a Material Adverse Effect. No such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency.

4.11 Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. On the Effective Date, the Borrower is not subject to regulation under any Requirement of Law (other than (a) Regulation X of the Federal Reserve Board and (b) Sections 817-830, and Sections 701 and 851 of the California Public Utilities Code) that limits its ability to incur Indebtedness under this Agreement.

4.12 Use of Proceeds. The proceeds of the Revolving Loans shall be used to finance working capital needs, capital expenditures and other general corporate purposes (other than to redeem, purchase, retire, obtain the surrender of or otherwise acquire for value Capital Stock of the Borrower) of the Borrower and its Subsidiaries. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.13 Environmental Matters. Except as disclosed in the Specified Exchange Act Filings, the Borrower and its Significant Subsidiaries are not subject to any pending violations or liabilities under Environmental Laws or relating to the disposal, spill or other release of Materials of Environmental Concern that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, there are no facts, circumstances or conditions that could reasonably be expected to give rise to such violations or liabilities.

4.14 Regulatory Matters. Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, no Lender shall be or become subject to regulation (a) under the FPA or (b) as a “public utility” or “public service corporation” or the equivalent under any Requirement of Law.

4.15 Sanctions; Anti-Corruption. None of the Borrower, any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries is currently (i) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. State Department (“Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the Borrower, any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or of any other anti-bribery or anti-corruption laws, rules, regulations legally applicable to such Persons (collectively, “Anti-Corruption Laws”). The Borrower will not use the proceeds of Revolving Loans, or lend, contribute or otherwise make available such proceeds (a) to any Subsidiary, Affiliate, joint venture partner or other Person or entity, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, or (b) directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or of any Anti-Corruption Laws.

4.16 Affected Financial Institutions. The Borrower is not an Affected Financial Institution.

4.17 Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent as of the Amendment No. ~~5~~6 Effective Date.

4.18 Disclosure.

(a) All written information relating to the Borrower, its Subsidiaries and their respective businesses, other than any projections, estimates and other forward-looking materials and information of a general economic or industry specific nature, that has been provided by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to any Lenders or the Administrative Agent prior to the Effective Date in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such information was furnished to the Lenders and as of the Effective Date (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).

(b) As of the Effective Date, to the knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

4.19 Validity of Security Interests. The Security Documents will (to the extent required thereby) create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and enforceable Lien on and security interest in the Collateral (subject to any limitations specified therein) and, other than during a Collateral Release Period, (i) when financing statements and other filings in appropriate form are filed in the offices specified in the Pledge Agreement and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Pledge Agreement), the Liens created by the Security Documents shall constitute perfected Liens on, and security interests in, all right, title and interest of the Borrower in such Collateral to the extent perfection can be obtained by filing financing statements or by possession or control, in each case subject to no Liens other than Liens permitted hereunder.

4.20 Ownership of Property. As of the Effective Date, each of the Borrower and its Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no Liens other than Liens permitted under Section 7.3, except for where the failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.21 Covered Entity. The Borrower is not a Covered Entity.

4.22 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (c) any other activity that would cause the Administrative Agent, the Collateral Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent, the Collateral Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 5 ~~SECTION 5.~~ CONDITIONS PRECEDENT

5.1 Conditions to the Effective Date. The occurrence of the Effective Date and the effectiveness of the Lenders’ Commitments hereunder is subject to the satisfaction of the following conditions precedent:

(a) Credit Agreement. The Administrative Agent shall have received this Agreement (including copies of all schedules attached hereto in a form reasonably satisfactory to the Lenders), executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1.

(b) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect; and the Administrative Agent shall have received a certificate of a Responsible Officer to the foregoing effect.

(c) KYC Information. At least three (3) Business Days prior to the Effective Date, the Administrative Agent and each Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Administrative Agent and/or any such Lender at least ten (10) Business Days prior to the Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Lender so request at least five (5) Business Days prior to the Effective Date, then at least three (3) Business Days prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent and/or any such Lender a Beneficial Ownership Certification in relation to the Borrower.

(d) The Administrative Agent shall have received the executed a pledge agreement (the “Pledge Agreement”), in a form satisfactory to the Administrative Agent, duly executed by the Borrower, the Administrative Agent, the Collateral Agent and the other secured representatives named therein, together with:

(i) a UCC-1 financing statement in form appropriate for filing under the Uniform Commercial Code of the State of California in order to perfect the first priority Liens, subject to Liens permitted under Section 7.3, covering the Collateral as defined and described in the Pledge Agreement;

(ii) certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name the Borrower as debtor and that are filed in those state and county jurisdictions in which the Borrower is organized or maintains its principal place of business and such other searches that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Liens permitted under Section 7.3 and those Liens to be discharged as of the Effective Date); and

(iii) the certificate representing the Capital Stock of PG&E Utility pledged pursuant to the Pledge Agreement, together with an undated stock or similar power for such certificate executed in blank by a duly authorized officer of the Borrower.

(e) Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the date that is two (2) Business Days prior to the Effective Date.

(f) Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of California, (ii) a good standing certificate for the Borrower dated as of a recent date from the Secretary of State of the State of California, and (iii) a certificate of a Responsible Officer, dated the Effective Date, confirming the satisfaction of the conditions precedent set forth in Sections 5.1(h) and (i).

(g) Legal Opinion. The Administrative Agent shall have received the legal opinion of (i) Hunton Andrews Kurth LLP, counsel to the Borrower, and (ii) Munger, Tolles & Olson LLP, special California regulatory counsel to the Borrower, each in a form reasonably satisfactory to the Administrative Agent.

(h) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality qualification shall be true and correct in all material respects on and as of the Effective Date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality qualification shall be true and correct on and as of the Effective Date (or, in each case, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(i) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to any Credit Event requested to be made on the Effective Date.

(j) Solvency. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower in substantially the form of Exhibit I hereto.

5.2 Conditions to Each Credit Event. The agreement of each Lender to make any Loan (a “Credit Event”), on any date (other than (except for clause (d)) the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a) Effective Date. The Effective Date shall have occurred.

(b) Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) that does not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Credit Event as if made on and as of such date, and each of the representations and warranties made by the Borrower in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) that contains a materiality qualification shall be true and correct on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(c) No Default. No Default or Event of Default shall have occurred and be continuing on the date of such Credit Event or after giving effect to the Credit Event requested to be made on such date.

(d) Request for Credit Event. The Administrative Agent shall have received a notice of borrowing in accordance with the requirements of Section 2.2.

Each Credit Event (other than a Credit Event occurring on the Effective Date) shall constitute a representation and warranty by the Borrower as of the date of such Credit Event that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6 ~~SECTION 6.~~ AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Loan, any interest on any Loan or any fee payable to any Lender or the Administrative Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and, with respect to Sections 6.3 and 6.6(b), shall cause its Significant Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender, and the Administrative Agent shall deliver to each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and normal year-end audit adjustments).

All such financial statements shall (x) be complete and correct in all material respects and (y) shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, subject, in each case to the absence of footnotes and to normal year-end audit adjustments. The Borrower shall be deemed to have delivered the financial statements required to be delivered pursuant to this Section 6.1 upon the filing of such financial statements by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or the publication by the Borrower of such financial statements on its website.

6.2 Certificates; Other Information. Furnish to the Administrative Agent, for delivery to the Lenders:

(a) within two Business Days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate, substantially in the form of Exhibit C, containing all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities, provided that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or publication by the Borrower of such financial statements and reports on its website;

(c) promptly, such additional financial and other information (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation) as any Lender, through the Administrative Agent, may from time to time reasonably request; and

(d) promptly, such documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

6.3 Payment of Taxes. Pay all taxes due and payable or any other tax assessments made against the Borrower or any of its Significant Subsidiaries or any of their respective property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable or (ii) where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect).

6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.6 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings or except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted, except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower operates, which may include self-insurance, if determined by the Borrower to be reasonably prudent.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) unless a Default or Event of Default has occurred and is continuing, not more than once a year and after at least five Business Days’ notice, (i) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant Subsidiaries with officers and employees of the Borrower and its Significant Subsidiaries and (ii) use commercially reasonable efforts to provide for the Lenders (in the presence of representatives of the Borrower) to meet with the independent certified public accountants of the Borrower and its Significant Subsidiaries; provided, that any such visits or inspections shall be subject to such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety, security and confidentiality; and provided, further, that neither the Borrower nor any Significant Subsidiary shall be required to disclose to any Person any information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation.

6.7 Notices. Give notice to the Administrative Agent, and the Administrative Agent shall deliver such notice to each Lender, promptly upon any Responsible Officer obtaining knowledge of:

(a) the occurrence of any Default or Event of Default;

(b) any change in the Rating issued by either S&P or Moody’s; and

(c) the occurrence of an ERISA Event which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 6.7(c)).

6.8 Maintenance of Licenses, etc. Maintain in full force and effect any authorization, consent, license or approval of any Governmental Authority necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9 Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or by the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, documents, agreements and other instruments as reasonably required from time to time to (i) carry out more effectively the purposes of the Loan Documents, (ii) other than during a Collateral Release Period, to the fullest extent permitted by applicable law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by the Pledge Agreement, (iii) other than during a Collateral Release Period, perfect and maintain the validity, effectiveness and priority of the Pledge Agreement and any of the Liens intended to be created thereby and (iv) other than during a Collateral Release Period, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lenders and the Agents the rights granted or now or hereafter intended to be granted to the Lenders and the Agents under the Pledge Agreement or under any other instrument executed in connection with the Pledge Agreement.

SECTION 7 ~~SECTION 7.~~ NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Loan, or any interest on any Loan or any fee payable to any Lender or the Administrative Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not and shall not permit any of its Significant Subsidiaries (solely with respect to Sections 7.1, 7.3, 7.4, 7.9 and 7.13) to:

7.1 Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except for:

(a) Indebtedness and other Obligations created hereunder (including any Indebtedness incurred pursuant to Section 2.3);

(b) Indebtedness of PG&E Utility and any of its Significant Subsidiaries, in each case, to the extent not prohibited by the PG&E Utility Revolving Credit Agreement; provided that, no Guarantee Obligations by PG&E Utility or any of its Significant Subsidiaries, in each case, with respect to Indebtedness of the Borrower constituting debt for borrowed money or evidenced by notes, bonds, debentures or other similar instruments shall be permitted except to the extent provided by a Person that is, or concurrently with providing such Guarantee Obligations becomes, a guarantor of the Obligations hereunder on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent;

(c) Indebtedness of the Borrower outstanding on the Effective Date in an aggregate outstanding principal amount not to exceed $4,750,000,000 that is (i) unsecured, (ii) secured only by Liens on the Collateral that are junior to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Collateral Agent or (iii) secured by Liens that rank equally and ratably with the Liens securing the Obligations and that are subject to the Pledge Agreement, and any Permitted ~~Refinancing thereof;~~Refinancings thereof; provided, that during a Collateral Release Period, the principal amount of Indebtedness permitted under (ii) or (iii), together with any Indebtedness permitted under the proviso to Section 7.1(r), shall not exceed $250,000,000 in the aggregate outstanding at any time;

(d) Indebtedness (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments and reimbursement obligations to support any of the foregoing items;

(e) (i) Guarantee Obligations with respect to the obligations of suppliers, customers and licensees and other third parties in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, workers compensation claims or other employee benefits;

(f) Guarantee Obligations of PG&E Utility and its Significant Subsidiaries with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 7.1; provided that, no such Guarantee Obligations with respect to Indebtedness of the Borrower constituting debt for borrowed money or evidenced by notes, bonds, debentures or other similar instruments shall be permitted except to the extent provided by a Person that is, or concurrently with providing such Guarantee Obligations becomes, a guarantor of the Obligations hereunder on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent;

(g) Indebtedness consisting of (i) the financing of insurance premiums and/or (ii) take-or-pay obligations contained in supply arrangements;

(h) Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness; provided that the aggregate outstanding principal amount of Indebtedness with respect to Capital Lease Obligations shall not exceed $10,000,000 at any one time;

(i) (x) obligations under any Cash Management Agreement and (y) Indebtedness under any Swap Agreement permitted under Section 7.13;

(j) Indebtedness arising from any agreement providing for indemnification, adjustment or purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition or any purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or its Significant Subsidiaries pursuant to any such agreement;

(k) Indebtedness in respect of banking services and incentive, supplier finance or similar programs incurred in the ordinary course of business;

(l) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(m) Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the ordinary course of business;

(n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(o) endorsements for collection or deposit in the ordinary course of business;

(p) unsecured Indebtedness owing to PG&E Utility or to any other Significant Subsidiary;

(q) Indebtedness of the Borrower in an aggregate amount not to exceed $10,000,000 outstanding at any one time; and

(r) Indebtedness of the Borrower if at the time of and immediately after giving effect to the incurrence of such Indebtedness, (i) no Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.2 (whether or not in effect, and, prior to the first test date thereunder, assuming the level applicable on such first date applies as of the date of such pro forma test) as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 (such compliance to be determined as though such Indebtedness had been incurred as of the first day of such fiscal quarter); provided that (x) the final maturity date of such Indebtedness is no earlier than the latest maturity date of the Loans and Commitments hereunder, (y) the weighted average life to maturity of such Indebtedness is not shorter than the remaining weighted average life to maturity of the Loans and Commitments hereunder and (iii) such Indebtedness is (A) unsecured, (B) secured only by Liens on the Collateral that are junior to the Liens securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Collateral Agent or (C) secured by Liens that rank equally and ratably with the Lien securing the Obligations pursuant to the Pledge Agreement~~.~~; provided, that during a Collateral Release Period, the principal amount of Indebtedness permitted under (B) or (C), together with any Indebtedness permitted under the proviso to Section 7.1(c), shall not exceed $250,000,000 in the aggregate outstanding at any time.

For the avoidance of doubt, other than during a Collateral Release Period, no Indebtedness of the Borrower which is secured by the Collateral shall have priority equal to or higher than the Obligations under the Priority Waterfall.

7.2 Financial Covenant.

(a) Permit the Consolidated Capitalization Ratio on the last day of any fiscal quarter, from and after the last day of the first fiscal quarter ending after the Effective Date, to exceed 0.70 to 1.00.

(b) [reserved].

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any assets of the Borrower or any Significant Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens securing the Obligations, which, other than during a Collateral Release Period, pursuant to the Pledge Agreement shall have priority under the Priority Waterfall;

(b) Liens for Taxes not yet due or payable or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the relevant Significant Subsidiary, as the case may be, in conformity with GAAP;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(d) pledges or deposits in connection with workers’ compensation, employee benefits, including Plans, unemployment insurance and other social security legislation or in connection with compliance with Environmental Law;

(e) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory and regulatory obligations, governmental contracts, agreements with utilities, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business or (ii) letters of credit, bank guaranties or similar instruments to support any of the foregoing items;

(f) easements, rights-of-way, conservation easements, restrictions, minor defects or irregularities in title and other similar encumbrances imposed by law or incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower and its Significant Subsidiaries, taken as a whole;

(g) precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law;

(h) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Significant Subsidiaries, in each case, in the ordinary course of business which do not secure any Indebtedness;

(i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any Significant Subsidiary thereof in the ordinary course of business and covering only the assets so leased;

(k) (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default hereunder and (ii) any pledge and/or deposit securing any settlement of litigation;

(l) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower on deposit with such bank;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement;

(n) Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement;

(o) Liens securing Indebtedness in connection with Capital Lease Obligations and purchase money Indebtedness permitted under Section 7.1(h); provided that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness or within 180 days after completion of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement (as applicable) of the property subject to such Liens and (ii) such Liens attach at all times only to the property so financed except (A) for accessions to the property and the proceeds thereof and (B) that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender;

(p) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Borrower and its Significant Subsidiaries in the ordinary course of business;

(q) Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations or pay all or part of the expenses of development of such property only out of such production or proceeds incurred in the ordinary course of business;

(r) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, cycling agreements, construction agreements, shared facilities agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Borrower and its Significant Subsidiaries; provided that such agreements are entered into in the ordinary course of business~~;~~

(s) Liens on assets of PG&E Utility and any of its Significant Subsidiaries to the extent not prohibited by the PG&E Utility Revolving Credit Agreement;

(t) Liens securing Indebtedness permitted pursuant to ~~Sections~~Section 7.1(c) and Section 7.1(i); provided that either (i) such Lien ranks junior to the Lien securing the Obligations pursuant to an intercreditor agreement reasonably satisfactory to the Collateral Agent, (ii) such Lien ranks equally and ratably with the Lien securing the Obligations pursuant to the Pledge Agreement (but in no event shall any such Lien have priority equal to or higher than the Obligations under the Priority Waterfall) or (iii) solely with respect to Liens securing Indebtedness permitted pursuant to Section 7.1(i), such Lien is secured only by assets that are not Collateral; provided, that, during a Collateral Release Period, the principal amount of Indebtedness permitted pursuant to Section 7.1(i) secured by Liens shall not exceed $100,000,000 in the aggregate outstanding at any one time; and

(u) other Liens securing Indebtedness and other obligations in an aggregate outstanding principal amount not to exceed $10,000,000 at any one time.

7.4 Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property having fair market value in excess of $10,000,000, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for (a) those transactions by PG&E Utility and any of its Significant Subsidiaries to the extent not prohibited by the PG&E Utility Revolving Credit Agreement, (b) those transactions described on Schedule 7.4 and (c) any other sale of any fixed or capital assets that is made for cash consideration; provided that, in each case, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 7.1 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 7.3.

7.5 Investments. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a Person immediately prior to such merger, consolidation or amalgamation) any Capital Stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or guarantees of the obligations of, or make or permit to exist any investment or any other interest in any other Person or purchase or acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (each, an “Investment”), except:

(a) Investments in any Subsidiary of the Borrower;

(b) Swap Agreements permitted under Section 7.13;

(c) Permitted Cash Equivalents.

(d) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii) to the extent necessary to maintain the ordinary course of supplies;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(f) Investments (including Indebtedness and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes;

(g) Investments consisting of the licensing of intellectual property rights pursuant to joint marketing arrangements with other Persons entered into in the ordinary course of business;

(h) loans and advances not to exceed $25,000,000 in the aggregate outstanding at any one time to officers, directors, employees and consultants for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances);

(i) Investments constituting non-cash proceeds of Dispositions of assets to the extent received in a Disposition permitted by Section 7.7;

(j) Investments relating to decommission trusts and insurance and self-insurance organizations or arrangements in the ordinary course of business;

(k) Investments required to comply with any requirement of a Governmental Authority or a Requirement of Law; and

(l) other Investments in an aggregate amount at any time outstanding not to exceed $100,000,000 if at the time of and immediately after giving effect to such Investment, (i) no Default shall have occurred and be continuing and (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.2 (whether or not in effect, and, prior to the first test date thereunder, assuming the level applicable on such first date applies as of the date of such pro forma test) as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 (such compliance to be determined as though such Investment had been consummated as of the first day of such fiscal quarter).

7.6 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that the Borrower may be merged, consolidated or amalgamated with another Person or Dispose of all or substantially all of its property or business so long as, after giving effect to such transaction, (a) no Default or Event of Default shall have occurred and be continuing, (b) either (i) the Borrower is the continuing or surviving corporation of such merger, consolidation or amalgamation or (ii) the continuing or surviving corporation of such merger, consolidation or amalgamation, if not the Borrower or the purchaser, (x) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (y) shall have assumed all obligations of the Borrower under the Loan Documents pursuant to arrangements reasonably satisfactory to the Administrative Agent and (z) to the extent requested by the Administrative Agent or any Lender, shall have promptly provided to the Administrative Agent or such Lender all documentation and other information that may be required by the Administrative Agent or such Lender in order to enable compliance with applicable “know-your-customer” and anti-money laundering rules and regulations, including information required by the Patriot Act and the Beneficial Ownership Regulation and (c) the ratings by Moody’s and S&P of the continuing or surviving corporation’s or purchaser’s senior secured debt shall be at least the higher of (1) Baa3 from Moody’s and BBB- from S&P and (2) the ratings by such rating agencies of the Borrower’s senior secured debt in effect before the earlier of the occurrence or the public announcement of such event.

7.7 Dispositions. Dispose of (in one transaction or a series of transactions) any property or Dispose of any Capital Stock of any Subsidiary, except:

(a) Dispositions of property to a wholly-owned Subsidiary;

(b) Dispositions of surplus, obsolete or worn out property, or property that is no longer useful, useable or economically viable in the conduct of the business;

(c) Dispositions of inventory in the ordinary course of business;

(d) Dispositions of property (other than Collateral) having a fair market value not to exceed $25,000,000 (or the equivalent in any other currency) in the aggregate during the term of this Agreement;

(e) Dispositions to the extent that (i) the relevant property subject to such Disposition is exchanged for, or for credit against the purchase price of, similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(f) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(g) [Reserved];

(h) Dispositions required to comply with any requirement of a Governmental Authority or a Requirement of Law;

(i) Dispositions of cash and/or cash equivalents (including Permitted Cash Equivalents) in the ordinary course of business;

(j) Dispositions of assets for the purpose of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Subsidiaries, taken as a whole, to conduct its business;

(k) Dispositions permitted pursuant to Section 7.4 or Section 7.6;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business, in an aggregate amount not to exceed $50,000,000 in any fiscal year;

(m) any other Disposition of any property in the ordinary course of business; provided that (i) the consideration for such Disposition shall be at least equal to the fair market value of such property at the time of such Disposition, (ii) at least 75% of such consideration shall be in cash and/or cash equivalents and (iii) the aggregate amount (based upon the fair market value of such property) of all property sold or otherwise disposed pursuant to all such Dispositions on and after the Effective Date at the time of and after giving effect to any such Disposition does not exceed $10,000,000.

7.8 Change in Nature of Business. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the date hereof and any business or business activity incidental or related thereto, or any business or business activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

7.9 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with any of its Affiliates; provided that this Section 7.9 shall not prohibit:

(a) any transaction among the Borrower and its Subsidiaries;

(b) transactions in existence on the Effective Date and set forth on Schedule 7.9;

(c) transactions otherwise permitted under Section 7.1 (other than Section 7.1(r)), Section 7.5, Section 7.6, Section 7.7 (other than Section 7.7(m)) and Section 7.12;

(d) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(e) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees in the ordinary course of business;

(f) any transaction or series of related transactions with an aggregate value or payment of $10,000,000 or less; and

(g) any transaction on terms that are no less favorable to the Borrower or such Significant Subsidiary than could be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

7.10 Burdensome Agreements. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions on its Capital Stock owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary (other than customary limits imposed by corporate law and fraudulent conveyance statutes), (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower, except for such encumbrances or restrictions existing by reason of or under (i) any requirement of a Governmental Authority or a Requirement of Law, (ii) this Agreement and the other Loan Documents, (iii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of such Subsidiary and (iv) restrictions binding on any Subsidiary on the date it becomes a Subsidiary, provided such restrictions were not created in contemplation of such Person becoming a Subsidiary.

7.11 Use of Proceeds. Use the proceeds of the Loans in any manner other than as described in Section 4.12.

7.12 Restricted Payments. (a) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Capital Stock of the Borrower, or (b) directly or indirectly redeem, purchase, retire, obtain the surrender of or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any Capital Stock of the Borrower or set aside any amount for any such purpose (all of the foregoing, “Restricted Payments”), except:

(i) the Borrower may make any Restricted Payment required under the Plan of Reorganization as set forth on Schedule 7.12;

(ii) the Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with this Section 7.12;

(iii) the Borrower may declare and make dividend payments or other distributions payable solely in the common Capital Stock of the Borrower;

(iv) the Borrower may purchase, redeem or otherwise acquire Capital Stock issued by it (A) with the proceeds received from the substantially concurrent issue of new shares of its common Capital Stock or (B) upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; and

(v) the Borrower may make any other Restricted Payment or incur any other obligation (contingent or otherwise) to do so provided that, at the time and after giving effect thereto, (A) no Default shall have occurred and be continuing and (B) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.2 (whether or not in effect, and, prior to the first test date thereunder, assuming the level applicable on such first date applies as of the date of such pro forma test) as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1.

7.13 Swap Agreements. Enter into any Swap Agreement, other than Swap Agreements entered into not for speculative purposes (a) to hedge or mitigate risks to which the Borrower and its Subsidiaries are exposed in the conduct of its business or the management of its liabilities (including, without limitation, raw material, commodities, fuel, electricity or other supply costs and currency risks), (b) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or fixed rate or otherwise) with respect to any interest bearing Indebtedness of the Borrower and its Subsidiaries permitted by this Agreement, (c) to swap currency in connection with funding the business of the Borrower and its Subsidiaries in the ordinary course of business or (d) entered into in connection with any A/R Securitization Transaction.

7.14 Ownership of PG&E Utility Common Stock. Permit ownership by the Borrower, at any time, either directly, or indirectly through one or more Subsidiaries, of less than 100% of the outstanding common stock of PG&E Utility.

7.15 Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent, the Collateral Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent, the Collateral Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 8 ~~SECTION 8.~~ EVENTS OF DEFAULT

If any of the following events shall occur and be continuing on or after the Effective Date:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless, as of any date of determination, the facts or circumstances to which such representation or warranty relates have changed with the result that such representation or warranty is true and correct in all material respects on such date; or

(c) the Borrower shall default in the observance or performance of any agreement contained in Section 6.4(a)(i), Section 6.7(a), Section 7 (other than Section 7.4 and 7.13) of this Agreement; or

(d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent at the request of the Required Lenders; or

(e) the Borrower or any of its Significant Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto (after giving effect to any period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or (in the case of all Indebtedness other than Indebtedness under any Swap Agreement) to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (iii) of this paragraph (e) shall not apply to any event that permits (x) holders of any Indebtedness constituting convertible indebtedness of the Borrower to convert such Indebtedness pursuant to their terms or (y) the conversion of any Indebtedness constituting convertible indebtedness of the Borrower pursuant to their terms, in either case, into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof, unless, in either case, such conversion results from a default thereunder or an event of the type that constitutes an Event of Default; provided further, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $200,000,000; provided further, that unless payment of the Loans hereunder has already been accelerated, if such default shall be cured by the Borrower or such Significant Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case, in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish security or additional security therefor, reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such Significant Subsidiary to furnish security or additional security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived; or

(f) (i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and the Borrower or such Significant Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or

(i) there shall have occurred a Change of Control; or

(j) (i) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect, (ii) the Borrower contests in any manner in writing the validity or enforceability of any such Loan Document or the validity or perfection of any Lien on any Collateral purported to be covered by the Pledge Agreement, (iii) the Borrower denies in writing that it has any or further liability or obligation under any such Loan Document, or purports in writing to revoke, terminate or rescind any such Loan Document, (iv) other than during a Collateral Release Period, with respect to the Pledge Agreement, the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in the Collateral purported to be covered by the Pledge Agreement with the priority required by the Pledge Agreement.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9 ~~SECTION 9.~~ THE AGENTS

9.1 Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent and as the Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Agents, the

Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than with respect to the Borrower’s rights under Sections 9.9(a) and (b)). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2 Delegation of Duties. The Administrative Agent and Collateral Agent may each perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent, the Collateral Agent and any such sub-agent may each perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.3 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; ~~and~~

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity~~.~~; and

(iv) shall be responsible or have any liability for, or have any duty to ascertain or inquire into whether any Lender or proposed Lender is a Specified Foreign Entity, or the effective date of such status, or monitor or enforce compliance with the provisions hereof (or of any Assignment and Assumption) relating to Specified Foreign Entities.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent or the Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the

Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent and the Collateral Agent shall each take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. (a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

(b) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrower and its Subsidiaries) between the Borrower and its Subsidiaries and their respective Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Borrower, its Subsidiaries or their respective Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or its Subsidiaries or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any of the Borrower and its Subsidiaries, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Borrower or its Subsidiaries.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.

9.8 Agent in Its Individual Capacity. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.9 Successor Agents.

(a)Each of the Administrative Agent and the Collateral Agent may resign upon 10 days’ notice to the Lenders and the Borrower. If either such Agent shall so resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable~~,~~, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation (the “Resignation Effective Date”), the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Administrative Agent or Collateral Agent, as applicable, the provisions of Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

(b) If the Person serving as Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Collateral Agent and, shall appoint a successor, subject to the approval of the Borrower (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing), which approval shall not be unreasonably withheld, conditioned or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such Collateral until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Sections 2.17 and 10.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

9.10 Documentation Agents and Syndication Agents. None of the Documentation Agents or the Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.6, 2.17 and 10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6, 2.17 and 10.5.

9.12 Collateral Matters.

(a) Each of the Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document in accordance with the terms of Section 10.21. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its Liens in accordance with this Section 9.12.

(b) Each of the Lenders irrevocably authorize the Collateral Agent and/or the Administrative Agent, at its option and in its discretion, to enter into any amendment, amendment and restatement, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, and to give effect to any intercreditor agreement reasonably satisfactory to the Collateral Agent or Administrative Agent associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(c) The Administrative Agent and/or the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.13 Credit Bidding. The Secured Parties hereby irrevocably authorize each of the Administrative Agent and the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).

9.14 Intercreditor Agreement; Pledge Agreement. Each of the Lenders hereby authorize the Administrative Agent to enter into the Pledge Agreement and any other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that the Pledge Agreement and any other such intercreditor agreement shall be binding upon the Lenders. Notwithstanding anything herein to the contrary, (i) the Liens granted to the Administrative Agent pursuant to the Security Documents are expressly subject to the Pledge Agreement and any intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Pledge Agreement and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of any intercreditor agreement entered into pursuant hereto. In the event of any conflict between the terms of the Pledge Agreement or any such intercreditor agreement and the terms of this Agreement, the terms of the Pledge Agreement or such intercreditor agreement shall govern.

9.15 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.16 Erroneous Payment.

(a) If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) The Borrower hereby agrees that in the event an Erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.17 Borrower Communications. (a) The Administrative Agent and the Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 6 Effective Date, a user ID/password authorization system), each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“ Borrower Communications” means, collectively, any notice of borrowing, notice of interest election, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(d) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 10 ~~SECTION 10.~~ MISCELLANEOUS

10.1 Amendments and Waivers. Subject to Section 2.13(b) and (c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (except that only the Lenders who are increasing their Commitments are required to consent to a request by the Borrower under Section 2.3 to increase the Total Commitments);

(ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 or Section 10.6(a)(i) without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of all Lenders;

(iv) amend, modify or waive any provision of Section 2.13 or any similar provision in the Loan Documents related to pro rata treatment without the consent of each Lender directly affected thereby;

(v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent and the Collateral Agent;

(vi) amend, modify or waive the order of payments required by, or the scope of the Obligations receiving the benefit of or the scope of the proceeds or other amounts subject to the Priority Waterfall in a manner that by its terms adversely affects Loans and Obligations that have priority under the Priority Waterfall without the consent of each Lender holding such adversely affected Loans and Obligations;

(vii) amend, modify or waive any provision of Section 5.1 without the written consent of all the Lenders; or

(viii) release all or substantially all of the Collateral (except as expressly permitted hereunder or under the Security Documents) without the written consent of all the Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary contained in this Section 10.1, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and any such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.

If the Required Lenders shall have approved any amendment which requires the consent of all of the Lenders, the Borrower shall be permitted to replace any non-consenting Lender with another financial institution, provided that, (i) the replacement financial institution shall purchase at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (as if such purchase constituted a prepayment of such Loans), (iii) such replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (v) any such replacement shall not be deemed to be a waiver of any rights the Borrower, the Administrative Agent, the Collateral Agent or any other Lender shall have against the replaced Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder (and any amendment, supplement, modification, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) (x) an increase or extension of the Commitment of such Defaulting Lender, or (y) any reduction of the amount of principal or interest owed to such Defaulting Lender shall, in each case, require the consent of such Defaulting Lender, and (ii) a Defaulting Lender’s Percentage shall be taken into consideration along with the Percentage of non-Defaulting Lenders when voting to approve or disapprove any waiver, amendment or modification that by its terms affects any Defaulting Lender more adversely than other affected Lenders.

10.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered during the recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received during the recipient’s normal business hours, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	PG&E Corporation 300 Lakeside Drive Oakland, California 94612 Attention: Treasurer Telecopy: (415) 973-8968 Telephone: (415) 973-8956

with a copy to:	PG&E Corporation 300 Lakeside Drive Oakland, California 94612 Attention: General Counsel Telecopy: (415) 973-5520

Administrative Agent:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC 5, 1st Floor

Newark, DE 19713-2107

Attention: Joshua M Hessler

Attention: Marc-Jonathon Seya

Email: joshua.m.hessler@jpmorgan.com

Email: marc-jonathan.seya@chase.com

Collateral Agent:	JPMorgan Chase Bank, N.A. CIB DMO WLO Mail code NY1-C413 4 CMC, Brooklyn, NY, 11245-0001 United States Email: ib.collateral.services@jpmchase.com provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received. Notices delivered through Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications or using Approved Borrower Portals pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and each Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d) (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent such liability resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its Related Parties as determined by a court of competent jurisdiction in a final non-appealable judgment. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent the Lenders for all their respective reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of only one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the Administrative Agent and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Collateral Agent and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of only one joint counsel, one joint special California counsel and, if necessary, one local counsel in each other relevant jurisdiction to the Administrative Agent and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), and (c) to pay, indemnify, and hold each Lender, the Collateral Agent, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and agents (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever whether brought by the Borrower or any other Person, with respect to the execution, delivery, enforcement and performance of, or arising out of or in connection with, this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law directly or indirectly relating to the Borrower, its Significant Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or its Significant Subsidiaries and the reasonable, documented and invoiced fees and expenses of one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the applicable Indemnitee (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from, as determined in a final non-appealable judgment by a court of competent jurisdiction, (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Affiliates, (y) the material breach of such Indemnitee’s funding obligations hereunder or (z) a dispute amongst one or more Lenders not arising from the Borrower’s breach of its obligations under the Loan Documents (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the Loan Agreement, except, to the extent such acts or omissions are determined by a court of competent jurisdiction by a final and non-appealable judgment to have constituted the gross negligence, bad faith or willful misconduct of such Indemnitee in such capacity). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Significant Subsidiaries not to assert, and hereby waives and agrees to cause its Significant Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor, subject to the Borrower’s receipt of reasonably detailed invoices. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Treasurer (Telephone No. (415) 817-8199/(415) 267-7000) (Telecopy No. (415) 267-7265/7268), at the address of the Borrower set forth in Section 10.2(a) with a copy to Chief Counsel, Corporate (Telephone No. (415) 817-8200) (Telecopy No. (415) 817-8225), at the address of the Borrower set forth in Section 10.2(a), or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive for two years after repayment of the Loans and all other amounts payable hereunder. This Section 10.5 shall not apply with respect to Taxes, other than Taxes that represent claims, damages, losses, liabilities, costs or expenses arising from non-Tax claims.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) other than a Defaulting Lender, any Subsidiary of a Defaulting Lender, any natural person (or holding company, investment vehicle or trust for, or owned or operated by or for the primary benefit of, one or more natural persons), the Borrower or any of the Borrower’s Affiliates or Subsidiaries, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender (or an Affiliate of any Lender) or an Approved Fund (other than any Lender, Affiliate of any Lender or Approved Fund that is a Specified Foreign Entity) or, if an Event of Default under Section 8(a), (e) or (f) has occurred and is continuing, any other Person, and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof from the assigning Lender (with a copy to the Administrative Agent); ~~and~~provided further that it shall not be considered unreasonable for the Borrower to withhold consent to the assignment if the Borrower reasonably believes such assignment may be to a Specified Foreign Entity or if the assignee is not able to represent that it, solely to its knowledge, is not a Specified Foreign Entity as of the date of the assignment; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loan to an Assignee that is a Lender (or an Affiliate of a Lender) with a Commitment or Loan immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Eligible Assignee that is an Affiliate of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if such Assignee is an Eligible Assignee that is an Affiliate of a Lender, $5,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) with respect to any Lender party to this Agreement on the Effective Date, such amounts shall be aggregated in respect of such Lender and any Affiliate of such Lender that is an Eligible Assignee;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5 but shall be subject to the limitations set forth therein); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely to establish that the relevant obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(ii) Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments. Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 2.16 unless such Participant complies with Section 2.16(e).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, suits or any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding anything to the contrary in this Section, none of the Agents, in their capacity as Lenders, will assign without the consent of the Borrower, prior to the Effective Date, any of the Commitments held by them on the Effective Date.

10.7 Adjustments; Set off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, including other rights of set-off, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, Affiliate or agency thereof to or for the credit or the account of the Borrower; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts; Electronic Execution; Binding Effect. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent and the Lenders, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. This Agreement shall become binding on the parties hereto when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, and agrees not to assert any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT or ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 Confidentiality. Each of the Administrative Agent, the Collateral Agent and each Lender agrees to keep confidential in accordance with such party’s customary practices (and in any event in compliance with applicable law regarding material non-public information) all non-public information provided to it by the Borrower, the Administrative Agent, the Collateral Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Collateral Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section or substantially equivalent provisions, to any actual or prospective Transferee, any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) or any credit insurance providers, (c) to its employees, directors, agents, attorneys, service providers, accountants and other professional advisors or those of any of its Affiliates (as long as such attorneys, service providers, accountants and other professional advisors are directed to comply with confidentiality requirements substantially equivalent to this Section), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) any rating agency in connection with rating of the Borrower or its Subsidiaries or the credit facilities provided hereunder or (k) to the extent such information (i) becomes available to the Administrative Agent, the Collateral Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Subsidiaries or (ii) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or its Subsidiaries or violating the terms of this Section 10.14, provided that, in the case of clauses (d), (e) and (f) of this Section 10.14, with the exception of disclosure to bank regulatory authorities, the Borrower (to the extent legally permissible) shall be given prompt prior notice so that it may seek a protective order or other appropriate remedy. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental regulatory, or self-regulatory authority without any notification to any person.

10.15 WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16 USA Patriot Act; Beneficial Ownership Regulation. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.17 Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (i) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (ii) without limiting the generality of Section 10.5, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Person and (B) none of the Agents, Arrangers or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, Arrangers or Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby other than a breach of the confidentiality provisions set forth in Section 10.14.

10.19 Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.21 Release of Liens.

(a) Upon the termination of the Commitments and the payment in full in cash of the Obligations (other than contingent Obligations not yet due and payable), the Collateral shall be automatically released from any Liens created by the Security Documents.

(b) The following Collateral shall be automatically released from the Liens created by the Security Documents without delivery of any instrument or performance of any act by any Person:

(i) upon a Disposition of Collateral permitted hereunder or any other Loan Document to a Person other than the Borrower or its Subsidiaries, such Collateral; ~~or~~

(ii) upon the approval in writing by the Required Lenders of the release of the Liens on any Collateral not constituting all or substantially all of the Collateral, such Collateral~~.~~; or

(iii) upon the commencement of any Collateral Release Period, the Collateral.

(c) In connection with the termination or release of Collateral from the Liens created by the Security Documents, the Collateral Agent shall (i) execute and deliver to the Borrower at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination or release and (ii) return to the Borrower, any possessory Collateral that is in the possession of the Collateral Agent and is the subject of such release (provided that, upon request by the Collateral Agent, the Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction or the Collateral Release Period has been or was consummated in compliance with the Loan Documents).

(d) Upon the termination of any Collateral Release Period, the security interests of the Collateral Agent and the Secured Parties in the Collateral shall, without any further action on the part of the Administrative Agent, the Collateral Agent, the Secured Parties or the Borrower, be reinstated and the provisions of the immediately preceding paragraphs shall no longer apply (until the commencement of a subsequent Collateral Release Period). Promptly following the termination of any Collateral Release Period, the Borrower shall execute any and all documents, financing statements, agreements and instruments, and take all such actions (including the filing and recording of financing statements and other documents) that may be required under applicable Law or that the Administrative Agent or Collateral Agent shall reasonably request, to reinstate such security interests (at the expense of the Borrower); provided that all such actions shall be completed no later than ninety (90) days after the date of termination of such Collateral Release Period (or such later date as the Administrative Agent shall deem appropriate).

[Remainder of page intentionally left blank. Signature pages intentionally omitted.]

ANNEX A

Attached.

EXHIBIT E

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions for Assignment and Assumption set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibits

Credit Agreement

PG&E Corporation

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Eligible Assignee] of [identify Lender]]

3.  Borrower(s): PG&E Corporation, a California corporation

4.  Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.

Credit Agreement: $500,000,000 Credit Agreement, dated as of July 1, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any permitted successor thereto, the “Administrative Agent”) and JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, together with any permitted successor thereto, the “Collateral Agent”).

Exhibits

Credit Agreement

PG&E Corporation

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitments for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment[8]		Amount of Loans Assigned	CUSIP Number
			$	$		%	$
			$	$		%	$
			$	$		%	$

Effective Date:     , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

BY EXECUTING AND DELIVERING THIS ASSIGNMENT AND ASSUMPTION, THE ASSIGNEE SHALL BE DEEMED TO HAVE REPRESENTED TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT, AS OF THE DATE OF SUCH EXECUTION AND DELIVERY, THE ASSIGNEE IS NOT, TO THE KNOWLEDGE OF THE ASSIGNEE, A SPECIFIED FOREIGN ENTITY.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[ASSIGNOR(S)]	[ASSIGNEE(S)]

By:	By:
Name:	Name:
Title:	Title:

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibits

Credit Agreement

PG&E Corporation

[Consented to and] Accepted

PG&E CORPORATION[9]	JPMORGAN CHASE BANK, N.A., as Administrative Agent[10]

By:	By:
Title:		Authorized Officer

[9]	As applicable pursuant to Section 10.6(b).
[10]	As applicable pursuant to Section 10.6(b).

Exhibits

Credit Agreement

PG&E Corporation

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6(b)(i) and (ii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibits

Credit Agreement

PG&E Corporation

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed by one or more of the parties to this Assignment and Assumption on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Assignment and Assumption by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Assignment and Assumption and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibits

Credit Agreement

PG&E Corporation